UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DVL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

DVL, INC.
70 East 55th Street
New York, New York  10022

NOTICE OF SPECIAL ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 28, 2011

You are cordially invited to be present, either in person or by proxy, at the Special Annual meeting (“Special Annual Meeting”) of stockholders of DVL, Inc., a Delaware corporation (the “Company”), to be held on January 28, 2011 at 10:30 a.m. local time, or at any adjournments thereof (the “Meeting”), in the Justice Owen J. Roberts Conference Room at the law offices of Montgomery, McCracken, Walker & Rhoads, LLP, 123 South Broad Street, Philadelphia, PA 19109, to consider an act upon the following:

1.	Election of Directors. To elect three directors to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

2.
Reverse Stock Split of Common Stock.   To approve an amendment to the Company’s Certificate of Incorporation (“Charter”) effecting a 1-for-7,500 reverse stock split (the “Reverse Stock Split”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) which would result in (i) holdings prior to such split of fewer than 7,500 shares of Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive cash consideration described in the attached Proxy Statement, and (ii) the Company having fewer than 300 stockholders of record, allowing the Company to deregister its Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”), and avoid the costs associated with being a public reporting company.

3.
Amend Company’s Charter.  To approve an amendment to the Company’s Charter to eliminate all authorized Preferred Stock and substantially reduce the authorized Common Stock in order to significantly reduce the Company’s Annual Franchise Tax payable to the State of Delaware, and, in order to simplify the Charter, to Amend and Restate the Company’s Certificate of Incorporation in its entirety.

4.
Other Business.  To transact other business as may properly come before the meeting or any adjournment or postponement of the Special Annual Meeting about which the Company did not have notice of a reasonable time before the mailing of this Proxy Statement.

The Board of Directors of the Company (the “Board of Directors”) knows of no other business to be transacted at the Special Annual Meeting.

The Board of Directors has designated   December 22, 2010, as the record date for determining stockholders entitled to notice of and to vote at the Special Annual Meeting.

These items of business are more fully described in the Proxy Statement which we are sending you along with this Notice.  Whether or not you plan to attend the Special Annual Meeting, it is important that your shares be represented.

NEITHER THE REVERSE STOCK SPLIT NOR ANY OF THE OTHER PROPOSED ACTIONS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION; AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

December 30, 2010
New York, New York

YOUR VOTE IS IMPORTANT.  ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL ANNUAL MEETING.

i

TABLE OF CONTENTS
(continued)

Page

PROPOSAL 2 – REVERSE STOCK SPLIT	24
Reverse Stock Split; “Going Private”; “Pink Sheet” Quotation	24
Background and History of the Reverse Stock Split Proposal	25
Structure of the Reverse Stock Split	27
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	27
Tax Consequences of the Reverse Stock Split to U.S. Holders	28
Stockholders Not Receiving Cash in the Reverse Stock Split	28
Stockholders Receiving Only Cash in Exchange for Common Stock in the Reverse Stock Split	28
Section 302 Tests	29
Tax Consequences to Stockholders Who Receive Both Stock and Cash	30
Tax Consequences of the Reverse Stock Split to Non-U.S. Holders	31
U.S. Federal Income Tax Withholding Requirements for All Stockholders	31
Tax Consequences of the Reverse Stock Split to the Company	31
Financing the Reverse Stock Split	32
PROPOSAL 3 – AMEND COMPANY’S CHARTER TO ELIMINATE AUTHORIZED PREFERRED STOCK, REDUCE AUTHORIZED COMMON STOCK AND AMEND AND RESTATE THE COMPANY’S CERTIFICATE OF INCORPORATION IN ITS ENTIRETY	32
GENERAL INFORMATION ABOUT THE SPECIAL ANNUAL MEETING AND VOTING	32
Proxy Solicitation	32
Special Annual Meeting and Voting Information	33
Time and Place	33
Revoking Your Proxy	33
Record Date	33
Quorum and Required Vote	33
Appraisal Rights	34
Costs/Source of Funds and Expenses	34
Recommendation of our Board of Directors	34
Dividend Policy	35
OTHER MATTERS	35
Supplemental Financial Information	35
Available Information	35
Where You Can Find More Information	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
Pemmil Transaction	36
Director Independence	37
RELATIONSHIP WITH INDEPENDENT AUDITORS	37
STOCKHOLDER PROPOSALS	38

ii

TABLE OF CONTENTS
(continued)

Page

INCORPORATION BY REFERENCE	38

ADDITIONAL FINANCIAL INFORMATION	38

EXHIBIT A– CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF DVL, INC.

EXHIBIT B– AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DVL, INC.

EXHIBIT C– FAIRNESS OPINION OF EXECUTIVE SOUNDING BOARD ADVISORS, INC.

iii

DVL, INC.
70 East 55th Street
New York, New York  10022
(212) 350-9900

PROXY STATEMENT

Special Annual Meeting of Stockholders
To Be Held January 28, 2011
10:30 a.m.

OVERVIEW

This Proxy Statement is furnished to the stockholders of DVL, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies to be used at the Company’s Special Annual Meeting of Stockholders (“Special Annual Meeting”) to be held in the Justice Owen J. Roberts Conference Room at the law offices of Montgomery, McCracken, Walker & Rhoads, LLP, 123 South Broad Street, Philadelphia, PA 19109.  It is anticipated that this Proxy Statement will be mailed to our stockholders on or about December 30, 2010.   References to the “Company,” “us,” “we,” or “our,” refer to DVL, Inc.

Our registered office is located in the State of Delaware, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.  A form of proxy is enclosed for use at the Special Annual Meeting if a stockholder is unable to attend in person.  Each proxy may be revoked at any time thereafter by the person giving the proxy by writing such to the Secretary of the Company prior to the meeting, by execution and delivery of a subsequent proxy, or by attendance and voting in person at the Special Annual Meeting.  Shares represented by valid proxy, which if received pursuant to this solicitation and not revoked before it is exercised, will be voted as provided on the proxy at the Special Annual Meeting or at any adjournments thereof.

The directors of the Company have advised the Company that they will vote all of their 310,000 outstanding shares of common stock, par value $.01 per value per share, of the Company (the “Common Stock” or “Shares” ), which they control (less than 1% of the outstanding shares of Common Stock) in favor of the proposals to:

1.	Election of Directors. To elect three directors to serve until the next Annual Meeting of Stockholders, and until their successors are duly elected and qualified.

2.
Reverse Stock Split of Common Stock.  To approve an amendment to the Company’s Certificate of Incorporation (“Charter”) effecting a 1-for-7,500 reverse stock split (the “Reverse Stock Split”) of the Common Stock of the Company which would result in (i) holdings prior to such split of fewer than 7,500 shares of Common Stock being converted into a fractional share, which will then be immediately cancelled and converted into a right to receive cash consideration described in this Proxy Statement, and (ii) the Company having fewer than 300 stockholders of records, allowing the Company to deregister its Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”) and to avoid the costs associated with being a public reporting company.

3.
Amend Company’s Charter.  To approve an amendment to Company’s Charter to eliminate all authorized Preferred Stock and substantially reduce the Common Stock in order to significantly reduce the Company’s Annual Franchise Tax payable to the State of Delaware, and, in order to simplify the Charter, to Amend and Restate the Company’s Certificate of Incorporation in its entirety.

4.
Other Business.  To transact such other business as may properly come before the meeting, or any adjournment or postponement of the Special Annual Meeting, and which the Company did not have notice a reasonable time before the mailing of this Proxy Statement.

The Board of Directors of the Company has unanimously recommended that stockholders of the Company vote their shares of Common Stock to elect each of the Company’s nominees for Director and to approve each of the matters set forth in Proposal Number 2 – Reverse Stock Split of Common Stock and Proposal Number 3 – Eliminate Preferred Stock, Reduce Authorized Common Stock and Amend and Restate Company’s Certificate of Incorporation in this Proxy Statement.

As of the date of this Proxy Statement, the Board of Directors does not intend to present to the Special Annual Meeting any other business, and it has not been informed of any business intended to be presented by others.  Should any other matters, about which the Company did not have notice of a reasonable time before the mailing of this Proxy Statement, properly come before the Special Annual Meeting, the persons named in the enclosed proxy will take action, and vote proxies, in accordance with their judgment on such matters.

The executive offices of the Company are located at 70 East 55th Street, New York, New York 10022; telephone number (212) 350-9900.

IMPORTANT NOTE: Stockholders who hold shares of Common Stock in the name of one or more brokerage firms, banks or nominees can only vote their shares of Common Stock with respect to the election of Directors, if such brokerage firms, banks or nominees give such stockholders a legal proxy to vote such shares of Common Stock or if such stockholders give such brokerage firms, banks or nominees specific instructions as to how to vote such stockholders’ Common Stock.  Accordingly, it is critical that stockholders who hold shares of Common Stock in the name of one or more brokerage firms, banks or nominees promptly contact the person responsible for such stockholders’ accounts and give specific instructions as to how such shares of Common Stock should be voted with respect to the election of Directors.

SUMMARY OF TERMS OF REVERSE STOCK SPLIT

The following summary term sheet, about Proposal 2 – The Reverse Stock Split, emphasizes certain material details of the proposed transaction.  In addition to reviewing this Summary Term Sheet, we strongly encourage you to read the more detailed description of the proposed transaction provided in this proxy statement.  The date on which the Reverse Stock Split takes effect is referred to herein as the “Effective Date.”

Reverse Stock Split
The Board of Directors has unanimously approved the Reverse Stock Split in order to reduce the Company’s number of stockholders of record to fewer than 300 holders.  If approved at the Special Annual Meeting, stockholders who own fewer than 7,500 shares of Common Stock on the Effective Date will no longer be stockholders of the Company.  Stockholders holding more than 7,500 shares on the Effective Date will remain stockholders of the Company after the Reverse Stock Split (“Continuing Stockholders”), but will receive payment for any fractional shares that would result from the Reverse Stock Split.   The shares we purchase will be cancelled.   See Proposal Number 2 – The Reverse Stock Split.

Payment
Stockholders with fewer than 7,500 shares will receive $0.14 in cash per share as a result of the Reverse Stock Split; Continuing Stockholders will receive the same cash consideration for any shares that would otherwise become fractional shares as a result of the Reverse Stock Split.  See “Effects on Stockholders with Fewer Than 7,500 Shares of Common Stock” and “Effects on Stockholders with 7,500 or More Shares of Common Stock.”

Stockholder Approval
Approval of the Reverse Stock Split will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present and entitled to vote at the Special Annual Meeting where a quorum is present.  According to the bylaws of the Company, a quorum exists when at least a majority of the votes entitled to be cast on an issue are present at the meeting either in a person or by proxy.  A senior officer of the Company is record owner of less than 1% of the outstanding shares of Common Stock and a group of stockholders who together own 27.2% of the Company’s common stock have indicated that they will vote to approve the Reverse Stock Split.  The transaction does not require the approval of a majority of the unaffiliated stockholders.  See Proposal Number 2 – The Reverse Stock Split.

Purpose of Transaction
The Reverse Stock Split represents the first step in the Company’s plan to terminate its public reporting obligations under the Exchange Act by reducing the number of its stockholders of record to fewer than 300 holders, and deregistering its class of Common Stock from under the Exchange Act.  See “Purposes of the Reverse Stock Split” and “Advantages of the Reverse Stock Split.”

Reasons for Transaction
The Board of Directors believes that the burdens of escalating costs and heightened disclosure obligations associated with being a public reporting company, particularly the pending internal control, audit assessment and review requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and the limited trading market and analyst coverage for the Common Stock outweigh the perceived benefits of being a public reporting company.  See “Purpose of the Reverse Stock Split” and “Advantages of the Reverse Stock Split.”

Fairness of Transaction
ESBA has rendered its opinion that the consideration is fair to unaffiliated stockholders.  Based in part on that opinion, the Board believes that the consideration is fair to the Company’s stockholders, including its unaffiliated stockholders, and recommends that stockholders vote to approve the Reverse Stock Split.  See “Fairness of the Reverse Stock Split.”

Appraisal Rights
Stockholders who receive shares and/or cash in the Reverse Stock Split do not have appraisal rights under Delaware law.  The Board did not consider the presence or lack of appraisal rights to be a material factor in its consideration and approval of the Reverse Stock Split.  See “Appraisal Rights.”

Trading Market	As a result of the delisting, the Common Stock may be traded on the over-the-counter market and be quoted in the Pink Sheets, although no assurances in this regard can be made.

The terms of the Reverse Stock Split are set forth in more detail when “Proposal 2 – Reverse Stock Split” below, and certain related matters are explained under “Special Factors” below.

MANNER OF VOTING AND VOTE REQUIRED

Only holders of shares of Common Stock of record at the close of business on December 22, 2010 (the “Record Date”), will be entitled to vote at the Special Annual Meeting.  As of the Record Date, 44,770,345 shares of Common Stock, the only class of voting securities of the Company, were issued and outstanding.  Each holder of Common Stock is entitled to one vote for each share held by such holder.

The presence at the Special Annual Meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for the meeting.  Our Board of Directors urges each stockholder to mark, sign and mail the enclosed Proxy card in the return envelope as promptly as possible.

Under the rules of the Securities and Exchange Commission (the “SEC”), boxes and a designated blank space are provided on the proxy card for stockholders to mark if they wish to withhold authority to vote for one or more nominees for Director or abstain from voting with respect to Proposal Number 2 and Proposal Number 3.

On non-routine matters, such as the election of directors (Proposal 1) banks, brokers and nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.”  Abstentions and votes against Proposal Numbers 2 (regarding the Reverse Stock Split of Common Stock) and 3 (regarding the elimination of Preferred Stock, the reduction of the authorized shares of Common Stock and the amendment of the Company’s Certificate of Incorporation) as well as broker “non-votes” will not be counted as votes cast in favor or against a proposal, but will have the same effect as votes cast against a particular proposal.  Abstentions, “withhold” votes and broker non-votes will be counted in determining whether a quorum exists.

Shares represented by valid proxies will be voted in the manner specified on the proxies.  If no direction is indicated, the proxy will be voted FOR the election of the nominees for Director and FOR each of Proposal Numbers 2 and 3.  The form of proxy does not provide for abstentions with respect to the election of Directors; however, a stockholder present at the Special Annual Meeting may abstain with respect to such election.

The election of Directors will be by a plurality of the votes actually cast thereon.  Approval of the Reverse Stock Split of the Common Stock and the Elimination of the Preferred Stock and the Amendment and Restatement of the Company’s Certificate of Incorporation, set forth in Proposals 2 and 3, respectively, requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote, in person or by proxy, at the Special Annual Meeting.  Approval of a majority of unaffiliated stockholders is not required.

Pursuant to the Company’s Amended and Restated Charter, each stockholder will be entitled to one vote per Share.  The Common Stock as a class represents 100% of the outstanding voting power of the Company.  There are no holders of the Company’s authorized but unissued Preferred Stock.  The only such shares issued were 100 Class A Preferred Stock which the Company redeemed for $1,000 from its holder on October 1, 2010.

Such other business as may properly come before the Special Annual Meeting, or any adjustment or postponement thereof will also be considered, for which the Company did not have notice a reasonable time before the mailing of this Proxy Statement.

You are requested to complete and sign the enclosed Proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope.  The proxy will not be used if you attend and vote at the Special Annual Meeting in person.

THE REVERSE STOCK SPLIT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE REVERSE STOCK SPLIT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SPECIAL FACTORS

Purpose of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to enable us to reduce the number of our stockholders of record to fewer than 300.  This reduction in the number of our stockholders will allow:

•
Substantial cost savings of time and money derived from termination of the registration of our Common Stock under the Exchange Act and suspension of our duties to file periodic reports with the SEC and comply with Sarbanes-Oxley

•	Elimination of the administrative burden and expense of maintaining thousands of small stockholders’ accounts

•	Liquidation by small stockholders of their shares of our Common Stock at a fair price, without having to pay brokerage commissions

Going Private Transaction; Schedule 13E-3 Filing

The Reverse Stock Split which is the subject of Proposal 2 of this Proxy Statement is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act, because, if consummated, it is intended to terminate the registration of our Common Stock under Section 12(g) of the Exchange Act and suspend our duty to file periodic reports with the SEC.  Consequently, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC on October 26, 2010 and amendments thereto on December 10, 2010 and  December 23, 2010.  Additionally, Jay Chazanoff, Lawrence J. Cohen and Peter Gray, as affiliates of the Company and other stockholders, filed a Schedule 13E-3 as a group (the “Schedule 13E-3 Group”) on November 5, 2010 with the SEC as required by the rules governing going private transactions.  Amendments thereto were filed on December 10, 2010 and December 23, 2010.  The Schedule 13E-3s and amendments are available on the SEC’s website at http://www.sec.gov or from the Company.  See “OTHER MATTERS – Where You Can Find More Information” below.

Alternative Transactions Considered

The Board of Directors reviewed various alternatives to a Reverse Stock Split including the possibility of selling assets, raising additional capital through the sale of shares and the following, each of which was rejected because of its disadvantages.

•
Issuer Tender Offer.  The Board of Directors considered the feasibility of an issuer tender offer to repurchase the shares of our Common Stock held by our unaffiliated stockholders.  A principal disadvantage of this type of transaction related to our ability to contact all record holders of the Company.  Due to the relative large number of record holders of the Company, the Board of Directors did not believe that enough of the outstanding stockholders of the Company would respond to such tender given the low dollar value of most stockholders’ holdings and the related costs of such a transaction.  Moreover, the rules regarding the treatment of our stockholders in a tender offer, including pro-rata acceptance of offers from our stockholders, make it difficult to ensure that we would be able to significantly reduce the number of holders of record to below 300.

•
Maintaining the Status Quo.  Our Board of Directors considered maintaining the status quo.  In that case, we would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public reporting company status.

•
Possible Sale of the Company.  Our Board of Directors also considered selling the Company.  The Board of Directors determined such a sale was impractical given the complicated and specialized nature of the financial instruments it owns, and would not result in maximizing value for all stockholders.

After much discussion, it was determined that the sale of the structured settlement portfolio was a possibility. However, there were substantial issues with such a sale that would prevent the Company from maximizing its return on its structured portfolio assets.  Structured settlements are a complicated asset type, and the sale of the individual claims were not Court approved.  Accordingly, there is a very limited market for this asset type as a sale would be subject to various risks such as (a) the subordinated position of the interest in the assets (the payment to the Company is subordinate to the payments to the holders of the debt secured by the assets as well as the payment obligation on the note held by the original seller of the assets to the Company), and (b) the requirement that any purchaser absorb phantom federal income tax resulting from the amortization of the underlying assets.  Consequently, any purchaser would require a substantial discount from the Company’s carrying value.  The Board of Directors concluded that in order to maximize the value of the structured settlement portfolio, it is necessary to allow the portfolio to mature through its term.

The Board of Directors also discussed the possible sale of the mortgage portfolio.  Because the Company cannot transfer its general partnership interest without the consent of the majority of the limited partners, and the Company does not believe that such consent could be obtained, any purchaser of the mortgages would be at a substantial disadvantage from the position currently held by the Company.  Because the Company acts both as the general partner of the partnership and the holder of the mortgage, it is able to negotiate with the limited partners in an attempt to sell properties prior to the maturity of the leases.  Any purchaser of the mortgages would be buying long term fixed-rate assets with no assurance of early repayment and with underlying leases which have short remaining terms.  These facts would require, in many cases for, the prospective purchaser to begin foreclosure actions against the partnerships which would be a potentially costly and time consuming process.  As a result of these limitations, any purchaser of the portfolio would require a very substantial discount from the current values carried by the Company.  Once again, the assets create their greatest value by being held through to maturity.

The last possibility considered by the Board of Directors was the raising of capital through the sale of Company’s Common Stock.  However, there is a very limited, if any, market for the Company’s Common Stock.  At the current price level of the stock and with the complexity of the Company’s assets, the Board determined that selling stock is not a viable alternative for the Company.

On October 15, 2010, the Board of Directors met with James Fox of ESBA to discuss the valuation of the Company and the range of the fair prices of its Common Stock in the Reverse Stock Split.  The price estimates derived by ESBA ranged from less than a penny per share ($0.0078) to $0.12790 per share depending upon various valuation methods.  Mr. Fox described the results of the various analyses and valuation methods (described more fully below and under “Opinion of Financial Advisor”).

The Board of Directors reviewed a chart of historical trading prices for the Company’s Common Stock and noted that the most recent prices for the Company’s Common Stock was about $0.11 per share.  The Board of Directors also discussed the findings presented by ESBA as described under “Opinion of Financial Advisor” below.  They also considered the very low probability that on a present value basis that funds or assets in excess of $0.14 would be available for distribution to holders of Common Stock in the event of a liquidation of the Company, after payment of the Company’s creditors.  The Board of Directors concluded that a price that reflected both the Company’s quoted market price and the range of values of the various valuation methods used by ESBA would be fair and in the best interests of the Company’s stockholders.  However, the Board decided that the $0.11 market price per share did not fully reflect a fair price to the Company’s stockholders.  Accordingly, the Board of Directors decided to offer a price greater than the quoted market price of the Company’s Common Stock, based on the Board of Directors’ belief that the market price for the Common Stock did not reflect the intrinsic value of the Company’s shares.

The Board of Directors discussed their conclusions, including their review of the Company’s recent historical trading prices, and the findings of ESBA.  On the basis of the ESBA report and discussions among the members of the Board of Directors, the Board concluded that a price equal to $0.14 per share, which was about 27% more than the most recent bid price for the Company’s Common Stock, was a fair price at which to effectuate the Reverse Stock Split.  At the conclusion of the meeting, the Board of Directors found reasonable and expressly adopted ESBA’s opinion and their related financial analyses.   The full text of the Valuation and Analysis Report in support of ESBA’s fairness opinion is annexed to our Schedule 13E-3 and available by written request to our Secretary or on the SEC’s website.   Summarized below are the conclusions of the Board of Directors, based upon the opinion and financial analysis of ESBA:

•	The Reverse Stock Split would be in the best interests of the Company as a whole

•
The Reverse Stock Split with a cash out valuation of $0.14 per pre-split share (free of any sales commission) would be substantively and procedurally fair to all of the Company’s unaffiliated stockholders, including unaffiliated stockholders who receive a cash payment for their fractional shares after the Reverse Stock Split as well as those unaffiliated stockholders who would remain stockholders after the split

•
The amount of cash consideration to be paid to the unaffiliated stockholders who would be cashed out after the Reverse Stock Split, based upon the recommendation in the  ESBA report of its valuation of the Company, was fair to those stockholders since it was higher than the amount which those stockholders would be likely to obtain by (i) a sale in trading markets, if any such sale could even be effected as a result of the illiquid market for the shares, (ii) a sale of the Company or its assets in a business combination transaction, or (iii) a liquidation of the Company.  The Board of Directors noted in its conclusion that, based on the analyses by ESBA, the Company’s Common Stock has little public value

The Board of Directors recommended that the Company implement a 1-for-7,500 Reverse Stock Split and repurchase for cash all fractional shares left outstanding after the Reverse Stock Split at a price of $0.14 per share.   Based on the aforementioned reasons, including the fairness to unaffiliated stockholders, Mr. Casnoff, as President and Chief Executive Officer of the Company, a Director and as an individual, agrees with and supports the decision to implement the Reverse Stock Split.

The Board of Directors unanimously agreed that the increasing costs of operating as a reporting company warranted deregistering our shares of Common Stock under the Exchange Act and that the most viable method to achieve that deregistration was a Reverse Stock Split.  The Board of Directors also agreed that the historically limited trading activity of the Company’s Common Stock supported the conclusion that it was in the Company’s best interest to effectuate a Reverse Stock Split and deregistration.

In addition, after considering the conclusions of ESBA, our Board of Directors unanimously and independently determined that the terms of the Reverse Stock Split were substantively and procedurally fair to all of our unaffiliated stockholders, including but not limited to those who would be cashed out after the Reverse Stock  Split, because the amount to be paid to them was almost certainly greater than the amount that they could have reasonably expected to receive from a public or private sale of their stock in the foreseeable future.  Accordingly, at a meeting held on October 15, 2010, our Board of Directors approved the final terms of the Reverse Stock Split and called for a stockholder vote on the Reverse Stock Split at the Company’s Special Annual Meeting, which the Board of Directors elected to hold on January 28, 2011.

The Company’s officers, including Mr. Casnoff, Mr. Swain and Mr. Carames, also agree with and support the decision to implement the Reverse Stock Split and going private transaction.  Mr. Casnoff, Mr. Swain and Mr. Carames based their decision on the Board’s recommendation, the ESBA analysis and fairness opinion and their own belief, based on the facts contained in this Proxy Statement, that the transaction is substantively and procedurally fair to unaffiliated stockholders, including those who are being cashed-out and those who are not.  Mr. Casnoff, Mr. Swain and Mr. Carames recommend that the Stockholders vote in favor of the Reverse Stock Split.

Effects on Stockholders With Less Than 7,500 Shares of Common Stock

If the Reverse Stock Split is implemented, stockholders holding less than 7,500 shares of our Common Stock immediately before the Reverse Stock Split, sometimes referred to as Cashed Out Stockholders, will:

•	Not receive any fractional shares of Common Stock as a result of the Reverse Stock Split

•	Receive cash equal to $0.14 per share of our Common Stock for each share that they held immediately before the Reverse Stock Split in accordance with the procedures described in this Proxy Statement

•	Not be required to pay any service charges or brokerage commissions in connection with the Reverse Stock Split

•	Not receive any interest on the cash payments made as a result of the Reverse Stock Split

•	Have no further ownership interest in our Company, and no further voting rights

Cash payments to Cashed Out Stockholders as a result of the Reverse Stock Split will be subject to income taxation.  For a discussion of the federal income tax consequences of the Reverse Stock Split, please see the section of this Proxy Statement entitled “Federal Income Tax Consequences.”

If you do not currently hold at least 7,500 shares of Common Stock in a single account and you want to continue to hold shares of our Common Stock after the Reverse Stock Split, you may be able to accomplish this goal by taking either of the following actions:

•
Purchasing a sufficient number of additional shares of our Common Stock in the open market or privately and (i) having them registered in your name and consolidated with your current record account, if you are a record holder, or (ii) having them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 7,500 shares of our Common Stock in your account.  If you hold your current shares in an account with a nominee, prior to the Effective Date you must instruct your nominee to transfer your shares into your name as record holder

•
If you hold an aggregate of 7,500 or more shares in two or more accounts, consolidating your accounts so that you hold at least 7,500 shares of our Common Stock in one account, immediately before the Effective Date

There is no assurance that there will be shares available for purchase to enable you to continue being a stockholder of the Company, or that your nominee or the Company’s transfer agent will comply with instructions to transfer or establish record ownership within any time frame specified in such instructions.  You will have to act far enough in advance so that the purchase or transfer of any shares of our Common Stock or the consolidation of your accounts containing shares of our Common Stock or both is completed by the close of business prior to the Effective Date.  You are urged to contact your nominee in advance of the Special Annual Meeting and to ask them how the Reverse Stock Split will affect your shares.

Effects on Stockholders With 7,500 or More Shares of Common Stock

If the Reverse Stock Split is consummated, stockholders holding 7,500 or more shares of our Common Stock immediately before the Reverse Stock Split, otherwise referred to as Continuing Stockholders, will:

•	Continue to be our stockholders and will be the only persons entitled to vote as stockholders after the consummation of the Reverse Stock Split

•
Receive $0.14 per share of Common Stock for shares of Common Stock in excess of 7,500 shares that would otherwise equal a fractional share.   No fractional shares will be issued in the Reverse Stock Split

•
Likely experience a reduction in liquidity (which may be significant) with respect to their shares of our Common Stock because, if our Common Stock continues to be quoted (which is highly unlikely), it will only be quoted in the Pink Sheets, which is a less widely followed quotation service than the OTCBB.  Even if our Common Stock is quoted in the Pink Sheets after the Reverse Stock Split, of which there can be no assurance, there may be no trading market at all in our Common Stock.  In order for our Common Stock to continue to be quoted in the Pink Sheets after the split, a number of brokerage firms must elect to act as a market maker for our Common Stock and sponsor our shares.  However, because we will not file reports with the SEC, there can be no assurance that any brokerage firm will be willing to act as a market maker for our shares of Common Stock

If you currently own more than 7,500 share and you want to be cashed out and no longer want to be a stockholder of the Company, you may get cashed out by reducing your ownership of shares to less than 7,500 shares held in each of your accounts prior to the Effective Date for the Reverse Stock Split.

Effect on Affiliates

If the Reverse Stock Split is approved and effected, affiliates holding 7,500 or more shares of our Common Stock immediately before the Reverse Stock Split will:

•	Continue to be our stockholders and will be entitled to vote as stockholders after the consummation of the Reverse Stock Split

•
Receive $0.14 per share of Common Stock for shares of Common Stock in excess of 7,500 shares that would otherwise equal a fractional share.   No fractional shares will be issued in the Reverse Stock Split

•
Likely experience a reduction in liquidity (which may be significant) with respect to their shares of our Common Stock because, if our Common Stock continues to be quoted (which is highly unlikely), it will only be quoted in the Pink Sheets, which is a less widely followed quotation service than the OTCBB.  Even if our Common Stock is quoted in the Pink Sheets after the Reverse Stock Split, of which there can be no assurance, there may be no trading market at all in our Common Stock.  In order for our Common Stock to continue to be quoted in the Pink Sheets after the split, a number of brokerage firms must elect to act as a market maker for our Common Stock and sponsor our shares.  However, because we will not file reports with the SEC, there can be no assurance that any brokerage firm will be willing to act as a market maker for our shares of Common Stock

The Reverse Stock Split is not expected to have an effect on the Company’s affiliates except as described above and the affiliates stake in the company will not materially change.  The Reverse Stock Split is not expected to have an effect on the affiliates because there are large numbers of stockholders who hold a small number of shares of Common Stock. The reduction in the number of stockholders to less than 300 only corresponds to 10% decrease in the number of outstanding shares of Common Stock.

The following table illustrates the effect on Mr. Casnoff’s and the Schedule 13E-3 Group’s interest in the net book value and net earnings as a result of the split.

As of and for the nine-month period ending September 30, 2010:

	Pre Split	Post Split	Net Book Value Pre Split	Net Book Value Pre Split	Net Book Value Post Split	Net Book Value Post Split	Basic Net Earnings Pre Split	Basic Net Earnings Pre Split	Basic Net Earnings Post Split	Basic Net Earnings Post Split
	Shares	Shares	($)	(%)	($)	(%)	($)	(%)	($)	(%)

Mr. Casnoff	235,000	31	$140,910	0.52%	$149,896	0.57%	$12,325	0.52%	$13,390	0.57%

Mr. Chazanoff	2,857,606	381	$1,713,465	6.38%	$1,842,271	7.01%	$149,868	6.38%	$164,567	7.01%
Mr. Cohen	4,691,397	625	$2,813,035	10.48%	$3,022,098	11.50%	$246,042	10.48%	$269,960	11.50%
Mr. Gray	322,923	43	$193,630	0.72%	$207,920	0.79%	$16,936	0.72%	$18,573	0.79%

Group	7,871,926	1,049	$4,720,130	17.58%	$5,072,289	19.30%	$412,846	17.58%	$453,100	19.30%

Effects on the Company

If consummated, the Reverse Stock Split will affect the registration of our Common Stock under the Exchange Act, as we intend to apply for termination of such registration as soon as practicable after the consummation of the Reverse Stock Split.

We do not believe that the Reverse Stock Split limits our ability to utilize net operating loss carryforwards from prior fiscal years (which are, in the aggregate, approximately $3.65 million).  If, however, certain limitations under Section 382 of the Code are determined to apply, then the Company’s net operating loss carryforwards that could be applied to offset its taxable income (if any) in any future year would be limited.

We have no current plans to issue additional shares of our Common Stock after the Reverse Stock Split, but we reserve the right to do so at any time and from time to time at such prices, and on such terms as our Board of Directors determines to be in the Company’s best interest.  Continuing Stockholders will not have any preemptive or other preferential rights to purchase any shares of the Company’s Common Stock that we may issue in the future, unless such rights are specifically hereafter granted.

After the Reverse Stock Split has been consummated, we may, from time to time, repurchase shares of our Common Stock pursuant to a share repurchase program, in privately negotiated sales or in other transactions.  The timing of any such repurchase will depend on a number of factors, including our financial condition, operating results and available capital at the time.  In addition, we may at our option at various times in the future repurchase shares of Common Stock in order to insure that the number of our holders of record is less than 300.  We cannot predict the likelihood, timing or prices of such purchase and they may well occur without regard to our financial condition or available cash at the time.

The Company has decided not to adjust the par value of its Common Stock in connection with the Reverse Stock Split.  The Company will make adjustments in the Stockholder’s Equity line items on the balance sheet to reflect the change in Stockholder Equity.

The table below represents the pro forma presentation of stockholders’ equity assuming the Reverse Stock Split is executed.  The following assumptions were made in preparing the table:  (1) all Preferred Stock has been eliminated; (2) Common Stock authorized has been adjusted to reflect the 1-for-7,500 Reverse Stock Split, which resulted in reducing the authorized Common Shares from 90,000,000 to 12,000 shares; (3) the par value of the Common Shares has been reduced to reflect the 1-for-7,500 Reverse Stock Split, and the adjustment of the remaining shares to $0.01 par value; (4) the cancellation of 4,000,000 pre-split shares relating to the purchase of fractional shares; (5) additional paid-in-capital has been adjusted to include $448,000 of par value as a result of the Reverse Stock Split and the adjustment of the remaining shares to $0.01 par value; and (6) additional paid-in-capital has been adjusted to reflect the purchase of fractional shares estimated at $560,000.

Pro Forma Stockholders’ Equity (dollars in thousands, except per share data)
Stockholders ’ Equity
Common stock, $0.01 par value, authorized 12,000 shares, 5,436 issued and outstanding	54
Additional paid-in-capital	96,890,356
Deficit	(70,513,396)
Accumulated other comprehensive loss	(93,146)

TOTAL STOCKHOLDERS EQUITY	26,283,868

Advantages of the Reverse Stock Split

Cost Savings

The costs of being a public reporting company have increased as a result of the internal control assessment and audit requirements of Section 404 and other requirements imparted by Sarbanes-Oxley, and the costs of our remaining a public reporting company are expected to increase substantially in the near future.  Legislation such as Sarbanes-Oxley will continue to have the effect of increasing the compliance burdens and potential liabilities of being a public reporting company.  It will increase audit fees and other costs of compliance, such as outside securities legal counsel fees, as well as outside director fees and large insurance premiums to cover potential liability faced by our officers and directors.  We also incur substantial indirect costs as a result of, among other things, our management's time expended to prepare and review our public filings.

Our Board of Directors believes that by deregistering our shares of Common Stock and suspending our periodic reporting obligations we will realize annual cost savings of approximately $300,000.  These estimated annual cost savings reflect, among other things:  (i) a reduction in audit, legal and other fees required for publicly held companies, (ii) the elimination of various internal costs associated with filing periodic reports with the SEC, and (iii) the reduction or elimination of various clerical and other expenses associated with being a public company.

The cost savings figures set forth above are only estimates.  The actual savings we realize from the transaction may be higher or lower than such estimates, but the savings will continue annually.  Estimates of the annual savings to be realized are based upon (i) the actual costs to us of the services and disbursements in each of the categories listed above that are reflected in our financial records and (ii) the allocation to each category of management’s estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.  In some instances, management's cost saving expectations were based on information provided or upon verifiable assumptions.

Opportunity for Cashed Out Stockholders to Sell Their Holdings at or Above the Current Market Trading Price, Without Brokerage Fees or Commissions

In connection with the Reverse Stock Split, our Board of Directors determined that a fair price for this transaction to Cashed Out Stockholders is $0.14 per pre-split share, the fair value as set forth in the section “Effects On Stockholders With Fewer Than 7,500 Shares of Common Stock” of this Proxy Statement, because it provides them an opportunity to liquidate their holdings at a fair price without brokerage commissions in an illiquid market, and based upon ESBA’s report of the valuation of the Company.

Disadvantages of the Reverse Stock Split

Holders of less than 7,500 shares of record will require stockholders to give up their shares and accept cash consideration.  The Reverse Stock Split of 1-for-7,500 will force Stockholders who own less than 7,500 shares of record to be cashed out at a price of $0.14 per pre-split share which was fixed by the Board of Directors upon advice received from ESBA, an independent financial advisor.  Other than acquiring more shares of stock before the Effective Date, Stockholders may only vote against the proposed Reverse Stock Split, but if the Reverse Stock Split proposal is approved and implemented, the stockholders will be required to sell at a price of $0.14 per pre-split share.

Substantial or Complete Reduction of Public Sale Opportunities for our Stockholders

Following the transaction, we anticipate that the market for shares of our Common Stock will be even less active and may be eliminated altogether.  Our stockholders may no longer have the option of selling their Common Stock in a public market.  While shares may be quoted in the Pink Sheets, any such market for our Common Stock may be highly illiquid after the suspension of our periodic reporting obligations.  However, the Company will make available on its website its annual audited financial statements.

Loss of Certain Publicly Available Information

Upon terminating the registration of our Common Stock under the Exchange Act, our duty to file periodic reports with the SEC will be suspended.  The information regarding our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated our registration.  Upon the suspension of our duty to file reports with the SEC, investors seeking information about us may have to contact us directly to request such information.  We cannot assure you that we will provide the requested information to an investor.  While our Board of Directors acknowledges the circumstances in which such termination of publicly available information may be disadvantageous to some of our stockholders, our Board of Directors believes that the overall benefit to the Company of no longer being a public reporting company substantially outweighs the disadvantages.

If the Company is no longer subject to certain liability provisions of the Exchange Act, including those associated with officer certifications required by Sarbanes-Oxley, stockholders will find that the information provided to them is more limited and that their recourse for alleged false or misleading statements is also more limited.

Possible Significant Decline in the Value of our Shares

Our Common Stock will have limited, if any, liquidity following the consummation of the Reverse Stock Split.  The decreased liquidity coupled with an absence of publicly available information, may further decrease the value of the shares owned by continuing stockholders.

Inability to Participate in any Future Increases in Value of our Common Stock

Cashed Out Stockholders will have no further financial interest in the Company, and therefore will not have the opportunity to participate in any potential appreciation in the value of our shares, including without limitation, an increase in profitability of the Company.  Our Board of Directors believes that the Reverse Stock Split is nonetheless fair to our unaffiliated stockholders, because those stockholders are being cashed out at a fair price for their shares.

Opinion of Financial Advisor

The Board of Directors retained ESBA to act as the financial advisor and requested that it evaluate the fairness, from a financial point of view, of the Reverse Stock Split to our unaffiliated stockholders.  ESBA was selected from a group of such firms that were vetted for purposes of this transaction.  Among other things, the Company considered the reputation, competence, availability and affordability of each firm considered.  Mr. Casnoff approved and supported the decision to hire ESBA.

On October 15, 2010 ESBA presented its fairness opinion, dated as of October 15, 2010 to Board of Directors.  ESBA consented to the inclusion of the fairness opinion in this Proxy Statement, a copy of which is attached hereto as Exhibit C.  A copy of the Valuation and Analysis Report in Support of the Fairness Opinion is annexed as an exhibit to the Company’s Schedule 13E-3 and is available to stockholders by written request to the Company’s Secretary or on the SEC’s website.

ESBA is a firm with approximately 20 professionals and has significant experience in providing valuation services.  Personnel in the firm’s Business Valuation Group have collectively over 120 years of valuation and other investment related experience.  Such experience is broadly based both in terms of industries and kinds of transactions and other client-oriented circumstances.  In addition to financial services, ESBA’s industry experience has included real estate, retail, manufacturing, distribution and technology enterprises.  ESBA’s clients have included public and private companies, boards of directors, lending institutions, and investors of all types.  ESBA’s valuation assignments have included fairness opinions, solvency opinions, and custom valuations for various purposes, including company sales and stockholder redemptions or buybacks.

Under the terms of our agreement with ESBA, ESBA has been paid a fee of $115,000 and reimbursed its reasonable out-of-pocket and incidental expenses.  ESBA’s fee was approved by the Board of Directors.  ESBA has issued to the Board of Directors an opinion dated October 15, 2010 as to the fairness, from a financial point of view, of the cash consideration to be paid to unaffiliated stockholders in exchange for their fractional shares.

In valuing the Company, ESBA used two traditional approaches:  “Intrinsic” and “Market” based approaches.  The Intrinsic approach involved the discounting of projected cash flows.  The Market approach involved two separate valuation techniques, as follows:

•	“Comparable Company Analysis” – The derivation of financial ratios from comparable public companies and the application of these financial ratios to the corresponding financial data of DVL

•
“Premiums Paid Analysis” – In conducting this analysis, ESBA examined relevant precedent transactions involving the buyout of minority shares (typically in “going private” transactions) and compared the prices being paid to minority shareholders in those deals with the closing price of their shares prior to the announcement of the transaction.  These premiums were then applied to the stock price of DVL

In conducting their analyses, ESBA analyzed (i) the financial terms and conditions of the proposed Reverse Stock Split, analyzed the Company’s publicly available financial information, (ii) economic and industry data relating to the Company’s current and future projections, (iii) historical market prices and trading volume, and (iv) internal financial information and other data relating to the business and financial prospects of the Company, including the financial projections for fiscal years 2010 through 2015.  They also conducted interviews with senior management of the Company.

Under all the valuation analyses, except the quoted market price, ESBA concluded that the Company’s Common Stock is worth in the range of from a low of $0.00778 to a high of $0.12790 per share.  The following table entitled “Valuation Summary” provides the data directly underlying the calculation of this estimated value range:

Valuation Summary
(US Dollars in Thousands)

Enterprise Value Summary

	Average Implied Enterprise Value
Valuation Approach	Low	High	Middle
Premiums Paid	$41,523	$41,625	$41,574
Comparable Company	31,460	41,947	36,704
“DCF”	30,478	41,300	35,889

Composite	$36,246	$41,624	$38,935

Equity Value Summary

	Low	High	Middle
Implied Enterprise Value	$36,246	$41,624	$38,935
Less: Total Debt	37,078	37,078	37,078
Plus: Cash and Deposits	1,180	1,180	1,180
Implied Equity Value	348	5,726	3,037
Shares Outstanding	44,770	44,770	44,770

Implied Value Per Share	$0.00778	$0.12790	$0.06784

Note: the “Composite Enterprise Value” is the average of the “Average Implied Enterprise Values” with a weighting of 2 X for Premiums Paid”

The following sections provide additional data representing the derivation of the estimated range of values of the “Average Implied Enterprise Value” for each of the Valuation Approaches included in the Valuation Summary:

•
Premiums Paid Approach —In applying this approach, ESBA evaluated 242 “going private” transactions occurring in the prior twelve months across all of the primary market sectors, including the Financial Sector.  This analysis focused on the premiums paid in each transaction versus the stock prices one week and one month prior to the announcement of the respective transactions.  Based on its review of the range of premiums paid for 32 companies in the Financial Sector—in the context of other market sectors—ESBA assigned a range of premiums from 11% to 13%.  ESBA then applied these premiums to the recent stock price of the Company in order to calculate the range of “Derived Enterprise Values” that links to the Valuation Summary for the Premiums Paid Approach.  This calculation is presented in the following schedule:

Premiums Paid Analysis Summary

	Average Implied Enterprise Value
Valuation Approach	Low	High	Middle
Percent Premium	11	13	12
20 Day Average Closing Price ($)	0.1132	0.1132	0.1132
Valuation Stock price (Implied Value Per Shares $)	0.1257	0.1279	0.1268
Shares Outstanding (Thousands)	44,770	44,770	44,770
Implied Equity Value ($)	5,625.44	5,726.80	5,676.12
Plus: Total Debt ($)	37,078.00	37,078.00	37,078.00
Less: Cash and Deposits ($)	1,180.00	1,180.00	1,180.00

Derived Enterprise Value	$41,523.44	$41,624.80	$41,574.12

•
Comparable Company Approach —ESBA derived a range of multiples (representing the ratio of Enterprise Value to EBITDA) for eight publicly-traded companies.  These multiples were then applied to the 2010 EBITDA of the Company to produce the following range of Derived Enterprise Values that links to the Valuation Summary for the Comparable Company Approach:

Comparable Company Analysis Summary

(US dollars in thousands)

	DVL Financial	Public Companies’ Adj. Multiple Range			Implied DVL Enterprise Value
	Statistics	Low	High	Mean	Low	High	Mean
Period
2010 EBITDA	$5,826.00	5.4	7.2	6.3	$31,460.40	$41,947.20	$36,703.80

Note: The high and low “Public Companies’ Adj. Multiple Range” represent =/- 15% versus the mean.

•
Discounted Cash Flow (DCF) Approach —ESBA also prepared a discounted cash flow analysis to produce the following range of Derived Enterprise Values that links to the Valuation Summary for the DCF Approach:

		Projected
	2010	2011	2012	2013	2014	2014

EBITDA	$5,826	$5,652	$5,372	$5,146	$4,782	$4,107
Less: Depreciation and amortization	(106)	(106)	(106)	(106)	(106)	(106)
EBIT	5,720	5,546	5266	5,040	4,676	4,001
Less: Income taxes	(154)	(100)	(120)	(140)	(160)	(180)
Unlevered after-tax income	5,566	5,446	5,146	4,900	4,516	3,821

Plus: Depreciation and amortization	106	106	106	106	106	106
Adjusted EBITDA	$5,672	$5,552	$5,252	$5,006	$4,622	$3,927

EBITDA exit multiples (2015) for terminal value	5.5 times		7 times		8.5 times
Discount rate	9%	12%	9%	12%	9%	12%

Discounted Adjusted EBITDA (2010-2015)	$20,483	$19,033	$20,483	$19,033	$20,483	$19,033
Discounted terminal value (2015)	13,470	11,445	17,144	14,566	20,817	17,688
Enterprise Value	33,953	30,478	37,626	33,599	41,300	36,720

The projections of net income and EBITDA for 2010 through 2015 underlying this DCF calculation are presented in the following schedules:

DVL, Inc.
Income Statement
(in thousands)

	Total
	2009	2010		2010		2011	2012	2013	2014	2015
	Dec	Jun	Dec	TTM-Jun	FY A/Est

Income from Affiliates

Interest on mortgage loans	$1,112	$970	$995	$2,082	$1,965	$2,000	$2,000	$2,000	$2,000	$2,000

Partnership management fees	116	123	91	239	214	225	234	243	253	263

Management fees	25	243	243	268	486	500	500	500	500	500

Transactions and other fees from partnerships	2	1	0	3	1	-	-	-	-	-

Distributions from partnerships	36	109	42	145	151	150	150	150	150	150

Income from Others

Interest income - residual interests	3,210	3,165	2,998	6,375	6,163	5,590	5,335	5,135	4,797	4,149

Net rental income (including depreciation and amortization of $53 for 2010 and $46 for 2009)	251	153	153	404	306	350	350	350	350	350

Other income and interest	57	20	20	77	40	40	40	40	40	40

Total	4,809	4,784	4,542	9,593	9,326	8,855	8,609	8,418	8,090	7,452

Operating Expenses

General and administrative	851	921	921	1,772	1,842	1,800	1,800	1,800	1,800	1,800

Asset servicing fee - NPO Management LLC	391	395	398	786	793	809	825	842	858	876

Legal and professional fees	421	405	459	826	864	600	618	637	656	675

Provision for loan losses	660	27	0	687	27	-	-	-	-	-

Limited partner settlement expenses	0	40	40	40	80	100	100	100	100	100

Interest Expense

Underlying mortgages	109	96	85	205	181	150	100	50	-	-

Notes payable - residual interests	1,286	1,035	869	2,321	1,904	1,356	982	623	384	318

Affiliates	80	69	70	149	139	140	140	140	140	140

Others	431	411	471	842	882	880	880	880	880	880

Total Expenses	4,229	3,399	3,313	7,628	6,712	5,835	5,445	5,071	4,818	4,789

Income from continuing operations before income tax benefit (expense)	580	1,385	1,229	1,965	2,614	3,020	3,164	3,347	3,272	2,663

Income tax benefit (expense)	(48)	(54)	(100)	(102)	(154)	(100)	(120)	(140)	(160)	(180)

Income from continuing operations	532	1,331	1,129	1,863	2,460	2,920	3,044	3,207	3,112	2,483

Loss from discontinued operations - net of tax of $-0- in both periods	(134)	(295)	0	(429)	(259)	0	0	0	0	0
										.

Net Income	$398	$1,036	$1,129	$1,434	$2,165	$2,920	$3,044	$3,207	$3,112	$2,483

Detail of EBITDA		Projected (1)
	2010	2011	2012	2013	2014	2015

Net Income	$2,165	$2,920	$3,044	$3,207	$3,112	$2,483
Add back: Interest expense	3,106	2,526	2,102	1,693	1,404	1,338
Add back: Taxes	154	100	120	140	160	180
Add back : Depreciation and amortization	106	106	106	106	106	106
Add back : Discontinued operations	295	-	-	-	-	-

EBITDA	$5,826	$5,652	$5,372	$5,146	$4,782	$4,107

On September 30, 2010, the bid price was $0.11 per share and the ask price was $0.12 per share.  As the market for the Company’s common stock is limited, and given the results of the other analyses above, ESBA concluded that the bid price of $0.14 per share is fair consideration, from a financial point of view, to unaffiliated stockholders for their pre-split shares.

THE FULL TEXT OF THE FINANCIAL ADVISOR’S WRITTEN OPINION IS ATTACHED AS EXHIBIT C AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY.  THE FINANCIAL ADVISOR’S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE REVERSE STOCK SPLIT FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO THE REVERSE STOCK SPLIT OR ANY OTHER MATTER BEING VOTED UPON BY OUR STOCKHOLDERS.

Fairness of the Reverse Stock Split

The Board of Directors has fully reviewed and considered the terms, purpose, alternatives and effects of the Reverse Stock Split, and has determined that the transaction is in our best interests and is substantively and procedurally fair to the unaffiliated stockholders.  Most directly, the price at which our stockholders will receive for their fractional shares being cashed out is at a premium at which our Common Stock is now trading.  Mr. Casnoff, as President, Chief Executive Officer and a Director of the Company, and as an individual, adopted the conclusions of the Board and believes that the transaction is substantively and procedurally fair to unaffiliated security holders.

The Schedule 13E-3 Group and the Company’s officers, including Mr. Casnoff, Mr. Swain and Mr. Carames, also considered the purposes, alternatives and fairness of the Reverse Stock Split in determining how to vote their shares.  The Schedule 13E-3 Group and the Company’s officers, including Mr. Casnoff, Mr. Swain and Mr. Carames, adopted the analysis and conclusions of the Board of Directors and believe that the transaction is substantively and procedurally fair to unaffiliated stockholders. Mr. Casnoff intends to vote his shares in favor of the Reverse Stock Split and recommends that the other stockholders do the same. The Schedule 13E-3 Group informed the Company that they intend to vote their shares in favor of the Reverse Stock Split but make no recommendation as to how other stockholders should vote as they believe each stockholder's situation is unique.

The Reverse Stock Split does not require the approval of a majority of our unaffiliated stockholders.  Despite the foregoing, the Board of Directors believes that the Reverse Stock split is substantively and procedurally fair to each differently-impacted group of stockholders – those unaffiliated stockholders who will be cashed-out and those affiliated and unaffiliated stockholders who will be Continuing Stockholders.  The Board of Directors bases their opinion on (i) the requirement that the proposal receive a majority vote, (ii) the fair price for the shares being cashed out, and (iii) the possibility, although not the assurance, that the unaffiliated stockholders may be able to change their status from Cashed Out Stockholder to Continuing Stockholder (or vice versa) as they see fit.  Further, Continuing Stockholders have the advantage of continuing as stockholders in a Company that will not be subject to the costs associated with being a public company.  These savings should decrease our ongoing expenses.

In evaluating the fairness of the Reverse Stock Split with respect to the unaffiliated stockholders in particular, our Board of Directors also noted that the transaction would not differentiate among stockholders on the basis of affiliate status.  The sole determining factor in whether a stockholder will become a Cashed Out Stockholder or a Continuing Stockholder as a result of the Reverse Stock Split is the number of shares held by such stockholder immediately before the Effective Date as no fractional shares will be issued.

Our Board of Directors considered the advantages and disadvantages of the Reverse Stock Split discussed in the sections “Advantages of the Proposal” and “Disadvantages of the Proposal” in reaching its conclusion as to the substantive and procedural fairness of the Reverse Stock Split to our unaffiliated stockholders.  The Board of Directors did not assign specific weight to each advantage and disadvantage in a formulaic fashion.  However, the Board of Directors noted in their analysis that the Company historically had extremely limited trading activity and coupled with the relatively large costs associated with remaining a public company supported the conclusion that the Company needed to effectuate a Reverse Stock Split.

We have not made any special provision in connection with the Reverse Stock Split to grant stockholders access to our corporate files or to obtain counsel or appraisal services at our expense.  The Board of Directors determined that these steps were not necessary to ensure the fairness of the Reverse Stock Split.  In particular, the Board of Directors determined that such steps would be costly, time consuming and would not provide any meaningful additional benefits.  Additionally, the Board of Directors believes that this Proxy Statement, together with our other filings with the SEC, provide adequate information for our stockholders to make an informed decision with respect to the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of   December 22, 2010, by (a) each person known by the Company to own beneficially more than 5% of such stock, (b) each Director and nominee for Director of the Company and (c) all Directors and executive officers of the Company as a group.  Unless otherwise indicated, the shares listed in the table are owned directly by the individual and the individual has sole voting and investment power with respect to such shares.  All Directors of the Company have indicated to the Company that they will vote all their issued shares of Common Stock (aggregating 310,000 shares, or less than 1% of the outstanding shares of Common Stock) in favor of each of the proposals set forth herein.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Jay Chazanoff, Lawrence J. Cohen and Peter Gray (as a group) (2)	12,243,850		27.2%
J.G. Wentworth, S.S.C. Limited Partnership(3)	3,000,000		6.7%
Alan E. Casnoff	335,000	(4)	Less than 1%
Ira Akselrad	- 0 -		- 0 -
Gary Flicker	145,000		Less than 1%
All current Directors and executive officers as a group (5 persons)	480,000		1%
_________________
(1)	Based on 44,770,345 shares outstanding.

Each named person and all executive officers, Directors and nominees for Director, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights.  Accordingly, the number of shares and percentage set forth opposite each stockholder’s name in the above table under the columns captioned “Amount and Nature of Beneficial Ownership” include shares of Common Stock issuable upon exercise of presently exercisable warrants, convertible debentures and stock options.  The shares of Common Stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

(2)
According to a Schedule 13D filed with the SEC, Messrs. Cohen, Chazanoff and Gray are part of a group that holds in the aggregate 12,243,850 shares of common stock representing 27.2% of the outstanding common stock shares.  The business address for each of Messrs. Cohen, Chazanoff and Gray is 70 East 55th Street, New York, New York 10022.  Messrs. Cohen and Chazanoff are currently affiliated with Pembroke Companies, Inc. which is a managing member of NPO Management LLC, the entity which is engaged by us to provide us with management services.

(3)	Represents shares issuable upon the exercise of warrants.

(4)
Excludes 461 shares of the Company’s Common Stock held by Mr. Casnoff’s adult son, as to which shares Mr. Casnoff disclaims beneficial ownership.  Includes 26,000 shares of the Company’s Common Stock owned by a corporation, partially owned and controlled by Mr. Casnoff.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities (i.e., the Company’s Common Stock), to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Executive officers, Directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the two fiscal years ended December 31, 2009 and 2010 to date, all Section 16(a) filing requirements applicable to the Company’s executive officers, Directors and greater than ten percent beneficial owners were met.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors, acting in accordance with the By-laws of the Company, has determined that the Board of Directors shall be comprised of three directors.

Three Directors are to be elected at the Special Annual Meeting to serve until the next Annual Meeting of Stockholders of the Company, and until their successors shall be duly elected and shall qualify.

As noted, unless otherwise indicated thereon, all proxies received will be voted in favor of the election, individually, of the nominees of the Board of Directors named below.  Should any of the nominees not remain a candidate for election at the date of the Special Annual Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors.  Directors shall be elected by a plurality of the votes cast at the Special Annual Meeting.  Whether a nominee is currently serving as a Director of the Company is indicated below.  The names of the nominees and certain information with regard to each nominee follows:

Nominee	Age	Director Since	Position with Company

Alan E. Casnoff	66	2001	President, CEO and Director
Ira Akselrad	55	2006	Director
Gary Flicker	51	2004	Director, Chairman of Audit Committee

Nominees for Directors

ALAN E. CASNOFF (age 66) has served as President of the Company since November 1994, and was appointed as a director in November 2001.  Mr. Casnoff served as Executive Vice President of the Company from October 1991 to November 1994.  Mr. Casnoff has maintained his other business interests during this period and thus has devoted less than full time to the business affairs of DVL.  From November 1990 to October 1991, Mr. Casnoff served as a consultant to the Company and from 1977 to October 1991, as secretary of the Company.  Since May 1991, Mr. Casnoff has also served as a director of Kenbee Management, Inc. (“Kenbee”), an affiliate of the Company, and as President of Kenbee since November 1994.  Since 1977, Mr. Casnoff has also been a partner of P&A Associates, a private real estate development firm headquartered in Philadelphia, Pennsylvania.  Since 1969, Mr. Casnoff was associated with various Philadelphia, Pennsylvania law firms which have been legal counsel to the Company and Kenbee.  Since November, 2004, he has been of counsel to Zarwin, Baum, DeVito, Kaplan, Schaer and Toddy, P.C. (“Zarwin”).  Mr. Casnoff’s experience, qualifications, attributes and skills noted above led to the conclusion to elect him as a director of the Company.

IRA AKSELRAD (age 55) was elected to the Board of Directors of the Company to serve as a director on November 2, 2006.  Mr. Akselrad is currently Executive Vice President and General Counsel to the Johnson Company, Inc., the private investment company of the Robert Wood Johnson IV Family.  Prior to joining the Johnson Company, he was an attorney with the New York law firm of Proskauer Rose, LLP for the past 21 years.  For 16 of those years he was a member of the firm and represented a wide range of corporate and real estate clients.  In addition to his client responsibilities, he chaired numerous firm committees and served as a member of the firm’s six member Executive Committee.  Mr. Akselrad’s experience, qualifications, attributes and skills noted above led to the conclusion to elect him as a direct of the Company.

GARY FLICKER (age 51) has served as a director of the Company since January 2004.  Mr. Flicker was Chief Financial Officer and Executive Vice President of DVL from April 1997 to November 2001 and remained employed by the Company until May 2002.  From June 2002 to present, Mr. Flicker has served as President and Chief Executive Officer of Flick Financial, an accounting and financial consulting firm headquartered in Atlanta, Georgia.  From January 2007 through July 2008, Mr. Flicker was Chief Financial Officer, Executive Vice President, and Secretary of Xethanol Corp., a public company traded on the American Stock Exchange.  Mr. Flicker is a Certified Public Accountant.  Mr. Flicker’s experience, qualifications, attributes and skills noted above led to the conclusion to elect him as a director of the Company.

Executive Officers

HENRY SWAIN (age 56) has served as Executive Vice President since April 2006.  Mr. Swain served as our Chief Financial Officer from April 2006 to November 2009.  From November 2001 to April of 2006, Mr. Swain served as Vice President and Secretary of the Company.  Mr. Swain is a Certified Public Accountant.  Prior to joining the Company in 2001, Mr. Swain was associated with real estate owner/managers, financial services firms and the accounting firm of Deloitte & Touche,  LLP.

CHARLES D. CARAMES (age 50) joined the Company in October 1996 and currently serves as the Company’s Secretary and Vice President of Real Estate.

Since February 2000, the Board of Directors of the Company held approximately 40 meetings.  Each Director of the Company attended at least 90% of these meetings.  In 2009, the Board of Directors held four (4) meetings and in 2010, the Board of Directors held three (3) meetings, all of which were attended by all of the Board members.  It is a Company policy that all Directors attend annual meetings.  No Director or officer has been (a) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (b) is a party to any judicial or administrative proceedings during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.   All of the Company’s officers and Directors are United States citizens.

The Board of Directors has established an Audit Committee, which is comprised of Messrs. Akselrad and Flicker.  The Audit Committee reviews the services provided by the Company’s independent auditors, consults with the independent auditors on audits and proposed audits of the Company and reviews certain filings with the Commission and the need for internal auditing procedures and the adequacy of internal controls.  The Audit Committee held 4 quarterly meetings during each of 2009 and 2010, at which all members were present.  The Board has not established any other committees at this time.  The Board of Directors acts in the place of a formal Compensation Committee.  The Board of Directors reviews the performance of its employees annually and sets their compensation level.  Bonuses are awarded on a discretionary basis related to an employee’s performance.

Executive Compensation

The following table sets forth all compensation awarded to, earned by or paid to the following persons for services rendered to us in 2008, 2009 and 2010:  (1) the person serving as our Chief Executive Officer during 2008, 2009 and 2010 through to September 30, 2010; (2) the other persons who were serving as an executive officer as of the end of 2009 and 2010 through to September 30, 2010, whose compensation exceeded $100,000 during 2008, 2009 and 2010.

SUMMARY COMPENSATION TABLE

Principal Position	Year	Salary	Bonus	Other Compensation	Total(s)
Alan E. Casnoff President and Chief Executive Officer	2010 2009 2008	$112,000 147,000 146,000	- - -	$16,500 29,500 59,500	$128,500(1), (2) 176,500(1), (2) 205,500

Henry Swain Executive Vice President	2010 2009 2008	94,000 138,000 135,000	- - 13,000	12,000 16,000 16,000	106,000(2) 154,000 164,000(2)

Charles Carames Secretary	2010 2009 2008	96,000 125,000 125,000	20,000 30,000 30,000	12,000 16,000 16,000	128,000 171,000 171,000

_______________
(1)
Included in other compensation is $10,000 and $40,000 of compensation for services rendered by Mr. Casnoff in the years 2009 and 2008, respectively, in connection with the development of the Kearny, New Jersey development project.

(2)
Included in other compensation is $10,000, $12,000 and $12,000 of medical insurance for of Mr. Casnoff, Mr. Swain and Mr. Carames, respectively, for the nine months ended September 30, 2010.  For the years ended December 31, 2009 and 2008 includes medical insurance of $13,000, $16,000 and $16,000 for Mr. Casnoff, Mr. Swain and Mr. Carames, respectively.  In January of 2008, 2009 and 2010, the Company paid Mr. Casnoff an additional $6,500 of compensation.

No Officers, Directors or stockholders of the Company have obtained loans or loan commitments from the Company.

Employee Contracts and Arrangements

We have entered into Indemnification Agreements with all officers and directors effective upon their election as an officer or director, contractually obligating us to indemnify them to the fullest extent permitted by applicable law, in connection with claims arising from their service to, and activities on behalf of, the Company.

We do not currently have employment contracts in force.  Our affairs are administered by Compensation Solutions, Inc., which we refer to as CSI, pursuant to the terms of a “leasing” contract.  Pursuant to the leasing contract, CSI provides us with the necessary personnel, including certain executive officers, necessary to administer the affairs of the Company.  Accordingly, CSI provides such employees with their medical, unemployment, workmen’s compensation and disability insurance through group insurance plans maintained by CSI for the Company and other clients of CSI.  Pursuant to the contract, the cost of such insurance as well as the payroll obligations for the leased employees is funded by us to CSI, and CSI is required to then apply such proceeds to cover the payroll and administrative costs to the employees.  Should CSI fail to meet its obligations under the contract, we would be required to either locate a substitute employee leasing firm or directly re-employ our personnel.  The contract is cancelable upon 30 days written notice by either party.

On November 2, 2009, we entered into an agreement with Real Estate Systems Implementation Group, LLC, which we refer to as RESIG, an affiliate of Imowitz Koenig & Co., LLP, our former independent registered public accountants, pursuant to which RESIG will provide substantially all of our internal accounting, financial statement preparation and bookkeeping functions on an outsourced consulting basis.  For these accounting services, the company pays an annual fee to RESIG of $305,000.  Neil Koenig is paid directly $52,000 annually of this amount.  A requirement of the agreement was the appointment of Neil H. Koenig as our Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.  Mr. Koenig is a managing member of RESIG and a managing member of IKC.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Alan E. Casnoff	100,000	-	-	0.0750	08-08-11

Option Grants in Last Fiscal Year

No options or other equivalents were granted by us in 2010 or 2009 nor do we have a plan in effect pursuant to which options can be issued.

At September 30, 2010, we had 340,000 options to purchase 340,000 shares outstanding which options had been issued pursuant to a since terminated option plan.  All such options are currently exercisable.  The following table sets forth the expiration dates of the outstanding options and the exercise price for such options.

Expiration Date	Number of Options	Exercise Price
08/08/2011	135,000	$ 0.075
09/17/2011	45,000	$ 0.080
09/17/2012	30,000	$ 0.140
05/12/2013	25,000	$ 0.120
09/17/2013	30,000	$ 0.150
09/01/2014	15,000	$ 0.120
09/17/2014	30,000	$ 0.130
09/17/2015	30,000	$ 0.120

Compensation of Directors

Members of our Board of Directors who are not officers or employees of the Company presently receive a Director’s Fee of $1,600 per month, plus five hundred dollars for each Audit Committee meeting of the Board of Directors attended, and the Chairman of the Audit Committee receives an additional five hundred dollars per meeting.  Directors who are officers of the Company receive no compensation for their services as Directors or attendance at any Board of Directors or Committee meetings.

The following is a table summarizing the compensation for non-employee directors during each calendar year.

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Total
Gary Flicker	$23,200	-	-	$23,200
Ira Akselrad	21,200	-	-	$21,200

STOCK PERFORMANCE CHART

The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock for each of the Company’s last five fiscal years with the cumulative return (assuming reinvestment of dividends) of the Dow Jones Equity Market Index and the Dow Jones Real Estate Investment Index.

	Fiscal Year Ending (9/30)
Company/Index/Market	2005	2006	2007	2008	2009	2010

	Closing Market Prices
DVLN.OB	$0.12	$0.12	$0.16	$0.17	$0.10	$0.11
Dow Jones Reit Index	243.52	292.59	297.08	251.40	168.67	210.40
Dow Jones Market Index	10,568.70	11,679.07	13,895.63	10,850.66	9,712.28	10,788.05

	Annual % Change
DVLN.OB	0.00%	0.00%	33.33%	6.25%	-41.18%	10.00%
^REI	0.00%	20.15%	1.53%	-15.38%	-31.91%	24.74%
^DJI	0.00%	10.51%	18.98%	-21.91%	-10.49%	11.08%

	Hypothetical $100 Invested
DVLN.OB	$100.00	$100.00	$133.33	$141.67	$83.33	$91.67
^REI	100.00	120.15	121.99	103.24	69.26	86.40
^DJI	100.00	110.51	131.48	102.67	91.90	120.08

MARKET FOR REGISTRANT’S COMMON EQUITY

Market Information for our Common Stock

The Company’s Common Stock is traded on the Over The Counter Bulletin Board under the symbol “DLVN.OB.”  The Common Stock is thinly traded and no established liquid trading market currently exists therefore.  There have been no public offerings of the Company’s Common Stock in the past three years and no shares of Common Stock have been purchased by the Company in the past two years.  To the Company’s knowledge, no member of the Schedule 13E-3 Group or other affiliate has engaged in a transaction in the Company’s Common Stock in the past 60 days.

The following table sets forth the range of high and low bids of the Company’s common stock for the calendar quarters indicated.

2010	High	Low

First Quarter	$.12	$.09
Second Quarter	$.12	$.10
Third Quarter	$.13	$.10
Fourth Quarter (through December 23, 2010)	$.14	$.11

2009	High	Low

First Quarter	$.12	$.07
Second Quarter	$.10	$.06
Third Quarter	$.12	$.07
Fourth Quarter	$.13	$.09

2008	High	Low

First Quarter	$.17	$.09
Second Quarter	$.19	$.11
Third Quarter	$.19	$.16
Fourth Quarter	$.18	$.07

Holders of Record

As of December 22, 2010 there were approximately 3,506 holders of record of the Company’s Common Stock.

The Board of Directors unanimously recommends that you vote “FOR” the election of the nominees for Director.

PROPOSAL 2 – REVERSE STOCK SPLIT

Reverse Stock Split; “Going Private”; “ Pink Sheet” Quotation

Proposal 2 of the meeting is to amend the Company’s Charter in order to effect a 1-for-7,500 share reverse stock split (the “Reverse Stock Split”).  The Board of Directors has authorized the Reverse Stock Split, subject to stockholder approval.  Stockholders of record who own fewer than 7,500 shares on the effective date of the Reverse Stock Split (“Effective Date”) will receive a cash payment equal to $0.14 per share for each pre-split share they hold that in the aggregate total less than 7,500 shares.  Stockholders of record who own 7,500 or more shares of our Common Stock on the Effective Date will remain stockholders, will continue to hold whole shares and will be entitled to receive cash for their fractional share interests resulting from the Reverse Stock Split.  For stockholders who own one or more shares after the Reverse Stock Split, a fractional share will be not be issued and they will receive cash for fractional shares in the amount of $0.14 per pre-split share of each share of Common Stock in excess of 7,500 shares but less than an even multiple thereof before the Reverse Stock Split.   The fractional shares resulting from the Reverse Stock Split will be cancelled.

The proposed amendment to the Company’s Charter is attached as Exhibit A to the accompanying Proxy Statement.

Based on the 1-for-7,500 ratio of the Reverse Stock Split, we anticipate that following the consummation of the Reverse Stock Split, the Company will have less than 300 stockholders of Common Stock, assuming stockholders do not accumulate more than 7,500 shares of record as a result of either (i) purchases of Common Stock or (ii) the transfer of shares by beneficial holders from “street name” to record ownership.

The Reverse Stock Split is a part of a plan to cease being a public reporting company, as discussed below, and is a “going private” transaction under Rule 13e-3 of the Exchange Act.  Following the Reverse Stock Split, the Company believes it will have fewer than 300 holders of record and would be eligible to terminate the registration of its Common Stock under the Exchange Act.  We would then terminate our Exchange Act registration and become a non-reporting company for purposes of the Exchange Act.

This process will eliminate the significant expense required to comply with public reporting and related requirements including, but not limited to, those imposed on us by the Exchange Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).  Our Board of Directors has concluded that the cost associated with being a reporting company is not justified by its benefits in view of the limited trading activity in our Common Stock and our limited ability to access the capital markets, and has determined that the Reverse Stock Split is fair to and in the best interest of our unaffiliated stockholders.  See also the information in the sections “Recommendation of Our Board of Directors” and “Fairness of the Reverse Stock Split.”

After we “go private,” our shares may still be quoted in the “Pink Sheets” at www.pinksheets.com, an electronic interdealer quotation service, although it is highly unlikely.  The Pink Sheets are not a stock exchange and we do not have the ability to list on, or control whether our shares are quoted on Pink Sheets.  The price may exceed the current price on the OTC Bulletin Board (“OTCBB”) to reflect the Reverse Stock Split, but there is no assurance that it will, and it may be less than the current price.  In addition, the spread between the bid and asked prices of our Common Stock may be wider than on the OTCBB and the liquidity of our shares may be lower.  There is no assurance, however, that there will be any Pink Sheets quotations after we “go private” or that, if such quotations begin they will continue for any length of time.

There are no agreements between the Company and any of its executive officers, directors, subsidiaries or affiliates relating to the Reverse Stock Split.  The members of our Board of Directors have indicated that they intend to vote, or cause to be voted, the shares of our Common Stock that they directly or indirectly control in favor of the Reverse Stock Split.  We also understand that the members of the Schedule 13E-3 Group, whose combined shares of the Company’s Common Stock constitutes 27.2% of the outstanding common stock of the Company, intend to vote in favor of the Reverse Stock Split.   Mr. Casnoff, as President and Chief Executive Officer of the Company, a Director and individually, the executive officers, directors and the Schedule 13E-3 Group, upon consideration of the purpose, alternatives and fairness of the Reverse Stock Split, believe that continuing to bear the burden of being a public reporting company does not make good business sense for all the reasons set forth in this Proxy Statement.

The Reverse Stock Split is not expected to affect our current business plan or operations, except for the anticipated monetary cost and management time savings associated with termination of our public reporting company obligations.

If the proposal is approved by the stockholders of the Company, each record holders of less than 7,500 shares of Common Stock immediately before the Reverse Stock Split will receive cash in the amount of $0.14 without interest for each share held immediately before the Reverse Stock Split and will no longer be a stockholder of the Company.

Each record holder of 7,500 shares of Common Stock or multiples thereof immediately prior to the Reverse Stock Split will receive one or more shares in respect thereof after the Reverse Stock Split.  No fractional shares will be issued.  In lieu of fractional shares, stockholders will receive $0.14 per share of pre-split shares of Common Stock that in the aggregate total less than 7,500 shares.

The Company’s Board of Directors hired Executive Sounding Board Associates, Inc. of New York City, New York and Philadelphia, Pennsylvania (“ESBA”) to provide an opinion as to the fairness to our unaffiliated stockholders, from a financial point of view, of the consideration to be paid in lieu of fractional shares in the Reverse Stock Split.  ESBA conducted a discounted cash flow analysis, a comparable company analysis and a premiums paid analysis in rendering its fairness opinion.

Based upon ESBA’s fair value, the Company’s Board of Directors, has set the cash consideration to be paid to the stockholders with less than 7,500 pre-split shares at $0.14 per share.  That price is 27% higher than the highest price determined by ESBA.  As of December 23, 2010, the most recent closing price of our Common Stock was $0.13.

Stockholders are not entitled to appraisal rights under either (i) the Company’s Charter, (ii) its Bylaws, or (ii) under the Delaware General Corporation Law, even if a stockholder votes against the Reverse Stock Split.

There are no legal proceedings pending relating to the Reverse Stock Split.

Background and History of the Reverse Stock Split Proposal

In recent years, given the Company’s small size, yet complex business lines, the Company’s Common Stock has attracted only limited market research attention.  There has been low trading volume, resulting in an inefficient market for our shares.  Due to the low trading volume and our small market capitalization, we do not have the ability to use our Common Stock as a significant part of our employee compensation and incentives strategy or as consideration for acquisitions.  Our Board of Directors does not foresee opportunities to raise capital through sales of equity or debt securities in a public offering.  Also, our Board of Directors has determined that given our size and the absence of sustained interest by securities research analysts and other factors, we have not enjoyed the appreciable enhancement in company image that usually results from being a public company.  In addition, because of the low price for the Company’s Common Stock, the relatively large spread between the bid and ask prices and the relatively high sales commission to sell the stock, individual stockholders cannot maximize the value of their share holdings.

We incur substantial direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements imposed on reporting companies.  The cost of this compliance has increased significantly with the implementation of the provisions of Sarbanes-Oxley, including but not limited to, significant costs and burdens of compliance with the internal control audit requirements of Section 404 of Sarbanes-Oxley.  Unless we delist and deregister, we expect to continue to incur substantial costs associated with these procedures.  We have also incurred substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings.  We estimate that the Reverse Stock Split will save the Company approximately $300,000 annually in aggregate accounting fees, legal fees and Delaware Franchise taxes.

In light of these circumstances, our Board of Directors believes that it is in our best interest to undertake the Reverse Stock Split, enabling the Company to deregister its Common Stock under the Exchange Act.  Deregistering will relieve us of the administrative burden and cost associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act and Sarbanes-Oxley.  In addition to accounting and legal fees, we will save our executives and personnel a substantial amount of time annually on such matters, which time can be better spent developing the Company’s business.

Our Board of Directors began considering the issues that led to this proposal in July 2010.  At that time, officers and directors began to evaluate whether we were achieving the benefits of being a publicly traded company when weighed against the costs of maintaining our public reporting obligations, coupled with the limited liquidity and limited trading volume of our Common Stock.  No formal consideration of taking steps to deregister the Company’s Common Stock were considered by the Board of Directors until September 2010.

On October 15, 2010, the Board of Directors had a meeting discussing the significant costs associated with being a public company, including but not limited to, directors and officers insurance, accounting fees, legal fees, transfer agent fees, Delaware franchise taxes and Exchange Act filing fees.  The Board discussed the various options the Company could pursue in connection with alleviating such costs.  It was determined at that time that the best way to alleviate the costs associated with being a public company would be to effectuate a Reverse Stock Split combined with the payment of cash consideration in lieu of fractional shares held by stockholders to reduce the record number of holders of the Company’s Common Stock to less than 300.  Under the Exchange Act, a company with less than 300 stockholders can deregister and terminate its obligations of monthly, quarterly and annual reports.

The Board of Directors considered whether the proposed Reverse Stock Split would be in the best interests of the Company and would be substantively and procedurally fair to all the Company’s stockholders.  In particular, the Board of Directors evaluated the fairness of the Reverse Stock Split to the Company’s unaffiliated stockholders who would receive a cash payment for any fractional shares after the Reverse Stock Split.  ESBA was hired to determine a fair price for cashing out fractional shares in connection with the Reverse Stock Split.  Even though the Company’s Board of Directors worked with ESBA instead of appointing a Special Committee or appointing a representative for the unaffiliated stockholders, we call to your attention that two members of the Company’s Board, Messrs. Akselrad and Flicker, are independent directors of the Company and have no relationship with any of the Company’s affiliates.  During the entirety of their terms as a director, they have not received any compensation from any affiliate of the Company, have never engaged in any transaction of any kind with the Company and have, in the Board’s view, always acted as independent, disinterested directors of the Company.

The Board of Directors also determined that the transaction does not require a separate vote of disinterested or unaffiliated stockholders under the Company’s Bylaws or Delaware law.  As noted above, the Board of Directors believes that it is sufficiently independent to evaluate the fairness of the Reverse Stock Split to the Company’s unaffiliated stockholders and thereby represent their interests.

On October 15, 2010, Alan Casnoff, the President of the Company, met with the other members of the Board of Directors to review and consider alternatives to the Reverse Stock Split and the terms of the Reverse Stock Split proposal, taking into account among other things:

•	The low price of the Company’s common stock and the relatively high transaction cost to sell it, assuming it could be sold

•	The current and projected costs of remaining a public company

•	The relationship of the Company’s revenues to those costs

•	The cash needed to effect a Reverse Stock Split

•	The viability of obtaining debt or equity financing for the Company in the capital markets

•	The viability of selling the Company’s assets or effecting another business combination transaction

•	Whether the most appropriate split would be a 1-for-7,500 reverse split or some other number

•	The out of pocket expenses involved in a Reverse Stock Split or another going private transaction

•	The current and historical market prices for the Company’s stock on the OTCBB at a price similar to the quoted marked price, especially for odd lot stockholders

•
The effect on those unaffiliated stockholders who would be either cashed out or continue as minority stockholders after the split, including most importantly the fact that more than 1,900 stockholders or more than half of all stockholders own less than 300 shares of common stock each and as a practical matter cannot monetize the value of their shares

At the end of the meeting on October 15, 2010, the Board of Directors adopted resolutions authorizing the Company to go forward with the reverse stock split and the going private transaction.

Structure of the Reverse Stock Split

As of December 22, 2010 there were 44,770,345 shares of our Common Stock outstanding and approximately 3,506 holders of record.  As of such date, approximately 3,300 holders of record held fewer than 7,500 shares of our Common Stock.  At current market prices, 7,500 shares are valued at about $975.  As a result, we believe that the Reverse Stock Split will reduce the number of our holders of record to approximately 200 while reducing the number of outstanding shares to approximately 6,000 (after the 1-for-7,500 reverse split).  In addition, in a Reverse Stock Split, stockholders owning a small number of shares will be able to monetize their shares without having to pay a brokerage fee, which fee might well consume a large portion of the proceeds from any such independent sale of shares.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to the Company and its stockholders.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described herein, possibly on a retroactive basis.  This summary only addresses stockholders who hold their Common Stock as a capital asset.  This section does not apply to a stockholder that is a member of a special class of holders subject to special rules, including, without limitation, financial institutions, regulated investment companies, real estate investment trusts, holders who are dealers in securities or foreign currency, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, holders that received their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons liable for alternative minimum tax, holders who hold their Common Stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, or holders whose functional currency is not the U.S. dollar.  This summary does not address tax considerations arising under any U.S. federal estate or gift tax laws or under any state, local or foreign laws.  This summary is not binding on the Internal Revenue Service (the “IRS”).

A “U.S. Holder” is a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is:  (1) a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in effect under applicable Treasury regulations to be treated as a United States person.  A “Non-U.S. Holder” is a beneficial owner of Common Stock other than a U.S. Holder or an entity treated as a partnership for U.S. federal income tax purposes.  If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner with respect to the Reverse Stock Split generally will depend upon the status of the partner and the activities of the partnership.  Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the Reverse Stock Split.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY.  NO RULING FROM THE IRS OR OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION.  ACCORDINGLY, EACH STOCKHOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTION TO SUCH HOLDER.

Tax Consequences of the Reverse Stock Split to U.S. Holders

Stockholders Not Receiving Cash in the Reverse Stock Split

A reverse stock split is a form of reorganization defined in Code Section 368(a)(1)(E) as a recapitalization.  A U.S. Holder that does not receive any cash in the Reverse Stock Split generally should not recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes, and generally should have the same adjusted tax basis and holding period in his new Common Stock as such holder had immediately prior to the Reverse Stock Split.  When, such as in reverse stock split fewer shares are received than surrendered, the basis of the stock surrendered must be allocated to the basis of the stock received in a manner that to the maximum extent possible reflects a single holding period.

Stockholders Receiving Only Cash in Exchange for Common Stock in the Reverse Stock Split

A U.S. Holder’s receipt of cash in exchange for Common Stock in the Reverse Stock Split where the U.S. Holder received only cash generally will be a taxable transaction to such holder for U.S. federal income tax purposes.  Under the stock redemption rules of Section 302 of the Code (referred to herein as the “Section 302 tests”), a U.S. Holder’s exchange of Common Stock for cash in the Reverse Stock Split generally should be treated as a “sale or exchange” of such stock if the exchange (1) results in a “complete termination” of such holder’s interest in the Company, (2) is “substantially disproportionate” with respect to such holder or (3) is “not essentially equivalent to a dividend” with respect to the such holder.  Each of the Section 302 tests is described in more detail below.

In determining whether any of the Section 302 tests is satisfied, a U.S. Holder must take into account both Common Stock actually owned by such holder and any Common Stock considered as owned by such holder by reason of certain constructive ownership rules in the Code.  Under these rules, a U.S. Holder generally will be considered to own Common Stock which such holder has the right to acquire pursuant to the exercise of an option or warrant or by conversion or exchange of a security.  A U.S. Holder generally will also be considered to own Common Stock that is owned (and, in some cases, constructively owned) by some members of such holder’s family and by some entities (such as corporations, partnerships, trusts and estates) in which such holder, a member of such holder’s family or a related entity has an interest.

If any of the Section 302 tests is satisfied with respect to a U.S. Holder, and an exchange of Common Stock for cash is therefore treated as a sale or exchange for U.S. federal income tax purposes, such holder generally should recognize gain or loss equal to the difference between the amount of cash received by such holder and such holder’s adjusted tax basis in the Common Stock exchanged in the Reverse Stock Split.  Gain or loss must be calculated separately with respect to each share of Common Stock exchanged in the Reverse Stock Split.  Any gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the relevant shares of Common Stock have been held for more than one year on the date of the Reverse Stock Split.  Currently, the maximum long-term capital gain rate for individual U.S. Holders is 15%.  Certain limitations apply to the deductibility of capital losses.

Conversely, if none of the Section 302 tests is satisfied with respect to a U.S. Holder, such holder generally should be treated as having received a distribution treated as a dividend in an amount equal to the cash received by such holder in the Reverse Stock Split.  To the extent that the amount of a distribution received by a U.S. Holder with respect to the Reverse Stock Split exceeds such holder’s share of current and accumulated earnings and profits, the excess generally should be treated as a tax-free return of capital to the extent of such holder’s adjusted tax basis in the Common Stock exchanged in the Reverse Stock Split and any remainder generally should be treated as capital gain from the sale or exchange of the Common Stock.  If certain holding period and other requirements are satisfied, dividends are currently taxable at a minimum rate of 15% for individual U.S. Holders.

A corporate U.S. Holder that does not satisfy any of the Section 302 tests and is treated for U.S. federal income tax purposes as receiving a dividend in the Reverse Stock Split may be eligible for the dividends received deduction, subject to certain limitations.  In addition, any amount received by a corporate U.S. Holder that is treated as a dividend for U.S. federal income tax purposes generally will constitute an “extraordinary dividend” under Section 1059 of the Code, and result in the reduction of tax basis in the Common Stock owned or deemed owned by the Holder or in gain recognition to such Holder or related person in an amount equal to the non-taxed portion of the dividend.  Each corporate stockholder is urged to consult its own tax advisor as to the tax consequences of dividend treatment to such holder with respect to its receipt of cash in the Reverse Stock Split.

Section 302 Tests

A U.S. Holder’s exchange of Common Stock for cash in the Reverse Stock Split must satisfy one of the following tests to be treated as a sale or exchange for U.S. federal income tax purposes:

•
Complete Termination.  A U.S. Holder’s exchange of Common Stock for cash in the Reverse Stock Split generally will result in a “complete termination” of such holder’s interest in us if, in connection with the Reverse Stock Split, either (i) all of the Common Stock actually and constructively owned by such holder is exchanged for cash, or (ii) all of the shares of Common Stock actually owned by such holder is exchanged for cash, and, with respect to constructively owned shares of Common Stock, such holder is eligible to waive (and effectively waives) constructive ownership of all such Common Stock under procedures described in Section 302(c) of the Code.

•
Substantially Disproportionate Redemption.  A U.S. Holder’s exchange of Common Stock for cash in the Reverse Stock Split generally will be “substantially disproportionate” with respect to such holder if, among other things, immediately after the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse Stock Split as no longer outstanding), (i) such holder’s percentage ownership of voting stock is less than 80% of such holder’s percentage ownership of voting stock immediately before the exchange (i.e., treating all Common Stock exchanged for cash in the Reverse Stock Split as outstanding), and (ii) such holder owns less than 50% of the total combined voting power of all classes of stock entitled to vote.  For purposes of these percentage ownership tests, a holder will be considered as owning Common Stock owned directly as well as indirectly through application of the constructive ownership rules described above.

•
Not Essentially Equivalent to a Dividend.  In order for a U.S. Holder’s exchange of Common Stock for cash in the Reverse Stock Split to qualify as “not essentially equivalent to a dividend”, such holder must experience a “meaningful reduction” in its proportionate interest in us as a result of the exchange, taking into account the constructive ownership rules described above.  Whether a U.S. Holder’s exchange of Common Stock pursuant to the Reverse Stock Split will result in a “meaningful reduction” of such holder’s proportionate interest will depend on such holder’s particular facts and circumstances.  The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder (for example, a holder of less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.”

Tax Consequences to Stockholders Who Receive Both Stock and Cash

A reverse stock split is a form of reorganization defined in Code Section 368(a)(1)(E) as a recapitalization.  Administrative precedent regarding cash paid in lieu of fractional shares in a reorganization where the cash paid represents merely a mechanical rounding of fractions in the exchange and not separately bargained for consideration, permits shareholders who receive both stock and cash to treat the exchange as if they received all stock in the tax free reorganization and then redeemed the fractional shares in a separate redemption transaction.  Such shareholders allocate a pro rata portion of their basis in their stock to the hypothetical fractional shares redeemed.  Under the Section 302 Tests, the redemption is treated as a sale or exchange.  A revenue ruling involving a reverse stock split provides that the mechanical rounding rule for fractional shares does not apply where the reverse split is designed to minimize the number of shares outstanding, and holds that the shareholders who receive both stock and cash receive the cash as “boot” in a reorganization.  This revenue ruling is likely to apply to the 1-for-7,500 Reverse Stock Split.  As a result, the following tax rules are likely to apply.  Under Code Section 354, generally no gain or loss will be recognized if stock in a corporation that is a party to a reorganization is exchanged solely for stock.  Under Code Section 356, if Section 354 would apply but for the fact that the property received consists not only of stock but other property such as money, then gain must be recognized in an amount not in excess of the non stock consideration received.  A loss may not be recognized.  The gain or loss is generally measured share by share, and depends upon the holder’s basis in each share.  If the distribution of “boot” has the effect of a distribution of a dividend, then the gain is treated as a dividend.  To determine whether the gain is to be treated as a dividend, the shareholder hypothetically first assumes he received stock equal to the amount of “boot” received.  Then the shareholder is hypothetically deemed to cause that stock to be redeemed.  The hypothetical redemption is tested under the three Section 302 Tests described above.  For those Holders whose percentage interest in the Company is enhanced, or not materially diminished the gain will be treated as a dividend.  For those Holders whose interest is substantially diminished under the Section 302 Tests, the gain is treated as a rising out of a sale of stock.  The basis in the stock received is the same as the adjusted tax basis the Holder had immediately prior to the Reverse Stock Split decreased by the amount of money received and increased by the amount treated as either gain or a dividend.  Where in a reorganization one share is received in exchange for more than one share the basis in the shares surrendered must be allocated to the basis in the shares received.  The holding period is to be the same as the holding period the Holder had immediately prior to the Reverse Stock Split.  In the 1-for-7,500 Reverse Stock Split, a holder who holds more than 7,500 shares but does not hold an even multiple of 7,500 shares should, assuming that each of the shares exchanged has the same basis, be viewed as exchanging a block of shares in excess of 7,500 for 1 new share worth $1,050 plus $.14 times the number of shares in excess of the 7,500 shares exchanged.  The gain realized is the difference between the basis in the old shares exchanged and the fair market value of 1 new share ($1,050) plus cash equal to $.14 times the number of shares exchanged in excess of 7,500.  To the extent gain is realized in the exchange, gain or dividend income is recognized to the extent of cash “boot” received.  If the block of shares exchanged does not have a uniform basis, the gain realized must be measured share by share with each share being assigned a pro rata share of the 1 share worth $1,050 received and a pro rata share of the cash boot received.  The basis of each 7,500 old shares surrendered must be allocated to each one new share received in a manner that to the maximum extent possible affords each share a single holding period.

A corporate U.S. Holder who is treated as receiving a dividend in the reverse stock split may be eligible for the dividends received deduction.  In addition, any amount received by a corporate U.S. Holder that is treated as a dividend will constitute an “extraordinary dividend” under Code Section 1059 of the Code.  Such extraordinary dividend will result in a reduction of the tax basis in such Holders Common Stock or in gain recognition to such Holder in an amount equal to the non-tax portion of the dividend.

Based on Treasury Regulation §1.301-1(l), it is possible, even though the Reverse Stock Split is viewed as a reorganization for the cash received to be viewed as a dividend independent of the reorganization followed by or preceded by the exchange of stock for stock in a tax-free reorganization.

Each stockholder is urged to consult its own tax advisor as to the application of these rules to such stockholder under its particular circumstances.

Tax Consequences of the Reverse Stock Split to Non-U.S. Holders

The U.S. federal income tax rules governing Non-U.S. Holders are complex, and the following is only a limited summary of some general rules applicable to certain Non-U.S. Holders with respect to the Reverse Stock Split.  Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign tax consequences to such holder of the Reverse Stock Split.

A Non-U.S. Holder that does not receive any cash in the Reverse Stock Split generally should not recognize any gain or loss with respect to the Reverse Stock Split for U.S. federal income tax purposes.

A payment to a Non-U.S. Holder in the Reverse Stock Split that is treated as a dividend to such holder with respect to his Common Stock generally will be subject to U.S. federal income tax withholding at a 30% rate.  Accordingly, as described below, where the payment is likely to be treated as a dividend, the Company will withhold 30% of any gross payments made to a Non-U.S. Holder with respect to the Reverse Stock Split, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable.

If a Non-U.S. Holder’s exchange of Common Stock for cash in the Reverse Stock Split is treated as a sale or exchange, rather than as a dividend, for U.S. federal income tax purposes, such holder generally should not be subject to U.S. federal income tax on the exchange, unless (1) in the case of a nonresident alien individual, the individual is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are satisfied, (2) the gain is effectively connected with a U.S. trade or business of such holder, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by such holder in the United States, or (3) the Company is or has been a United States real property holding corporation (a “USRPHC”) and certain other requirements are satisfied.  A Non-U.S. Holder that is a corporation and whose gain is effectively connected with the conduct of a trade or business within the United States also may be subject to a branch profit tax at a 30% rate (or such lower rate specified by an applicable income tax treaty).  The Company does not believe that it is (or has been) a USRPHC within the last five years.

U.S. Federal Income Tax Withholding Requirements for All Stockholders

The Company will withhold U.S. federal income taxes equal to 30% of any gross payments made to a Non-U.S. Holder with respect to the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable.  For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a Non-U.S. Holder claiming a reduction in (or exemption from) such tax must provide the Company with a properly completed IRS Form W-8BEN claiming the applicable treaty benefit.  Alternatively, an exemption generally should apply if the Non-U.S. Holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides the Company with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

In addition, to prevent backup U.S. federal income tax withholding equal to 28% of the gross payments made to a stockholder in the Reverse Stock Split, each U.S. Holder who does not otherwise establish an exemption from backup withholding must provide the Company with such holder’s correct taxpayer identification number (“TIN”) or certify that such holder is awaiting a TIN, and provide certain other information by completing, under penalties of perjury, a Form W-9.  Non-U.S. Holders should complete and sign the appropriate IRS Form W-8, in order to avoid backup withholding with respect to payments made to such holders in the Reverse Stock Split.

Tax Consequences of the Reverse Stock Split to the Company

The Reverse Stock Split generally should be treated as a tax-free “recapitalization” for U.S. federal income tax purposes, in which case the Company should not recognize any gain or loss.  As of September 30, 2010, the Company had approximately $5,596,000 of NOLs.  Under the Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income.  For this purpose, an ownership change generally occurs when there is a cumulative change of greater than 50% in a corporation’s stock ownership within a three-year period.  The Company does not believe that the Reverse Stock Split, together with all other equity-related transactions during the testing period, will trigger an ownership change with respect to the Company.

Financing the Reverse Stock Split

The Company has obtained a line of credit from a bank for $750,000, which will be secured by an assignment of certain mortgage loans and which will be repaid from the mortgage payments over a 60 month term.  In the event that the Company needs additional capital to effectuate the transaction and such funds are not available from its normal cash flow, then the Company will borrow such funds from an entity in which Messrs. Chazanoff and Cohen will be members at 12% per annum, with interest payable out of available cash flow.  If cash flow is not adequate to pay interest, then interest will be accrued.  Principal will be payable from 50% of future real property sales after Pemmil has been repaid its loan in full.  The loan will be secured by certain assets of the Company.

The Board of Directors unanimously recommends that you vote “FOR” the Reverse Stock Split.

PROPOSAL 3 – AMEND COMPANY’S CHARTER TO ELIMINATE AUTHORIZED
PREFERRED STOCK, REDUCE AUTHORIZED COMMON STOCK AND AMEND AND
RESTATE THE COMPANY’S CERTIFICATE OF INCORPORATION IN ITS ENTIRETY

Since the Company will be going private, its access to capital markets will be diminished, so it no longer makes sense for the Company to maintain 5 million shares of authorized Preferred Stock and 50 million shares of Common Stock.  Under current circumstances eliminating all the authorized Preferred Stock and all but 12,000 shares of Common Stock will save the Company at least $10,000 annually in respect of Delaware franchise taxes, and in certain circumstances as much as $180,000.

The only previously authorized Preferred Stock ever issued was 100 shares of Class A Preferred to one person in connection with a financing transaction many years ago.  As that transaction was also now satisfied many years ago, the Class A Preferred was redeemed at par value for a total of $1,000 on October 1, 2010.  Accordingly, no authorized Preferred Stock is any longer required in the Company’s Charter for that purpose.

Upon completion of the Reverse Stock Split, the Company’s Authorized Common Stock can be reduced from 50 million shares to 12,000 shares.  The Reverse Stock Split of 1-for-7,500 materially reduces the need for authorized capital.  The Charter amendment regarding the Reverse Stock Split concomitantly reduces the Delaware annual franchise tax.

Exhibit B sets forth a form of Amended and Restated Certificate of Incorporation, which we ask you to approve in order to simplify and clarify the many amendments to the Charter over the last approximately 40 years.  Over the years, many of the amendments superseded other amendments, and made reading the Charter difficult.  Therefore, the Amended and Restated Certificate of Incorporation simply reorganizes the Charter putting all Articles which remain effective in numerical order.  The Amended and Restated Certificate of Incorporation also eliminates all previous amendments that are either no longer effective or relevant.

The Board of Directors unanimously recommends that you vote “FOR” the Amendment and Restatement of the Company’s Certificate of Incorporation.

GENERAL INFORMATION ABOUT THE SPECIAL ANNUAL MEETING AND VOTING

Proxy Solicitation

The expense of this Proxy solicitation will be borne by the Company.  In addition to solicitation of proxies by use of the mails, some of our officers and directors may solicit proxies by telephone, telegraph or personal interview without any additional compensation to them.  Also, the Company may engage a proxy solicitation firm in this process.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request instructions for voting the proxies.  The Company will reimburse brokers, nominees, custodians and other fiduciaries for expenses in forwarding Proxy materials to their principals.

Special Annual Meeting and Voting Information

All shares of the Common Stock represented at the Special Annual Meeting by properly executed proxies received prior to or at the Special Annual Meeting and not revoked will be voted at the Special Annual Meeting in accordance with the instructions thereon.  If no instructions are indicated, properly executed proxies will be voted FOR the election of Directors, the approval of the Reverse Stock Split and the Amendment and Restatement of the Company’s Certificate of Incorporation.  You may receive more than one proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children - in which case you will receive three separate proxy cards to vote.  The Company does not know of any matters, other than those described in the Notice of Special Annual Meeting, that are to come before the Special Annual Meeting.  If any other matters about which the Company did not have notice a reasonable time before the mailing of this Proxy Statement are properly presented at the Special Annual Meeting for action, the Board of Directors, as proxy for the stockholder, will have the discretion to vote on such matters in accordance with its best judgment.

Time and Place

The Special Annual Meeting will be held in the Justice Owen J. Roberts Conference Room at the law offices of Montgomery, McCracken, Walker & Rhoads, LLP, 123 South Broad Street, Philadelphia, PA 19109 at 10:30 a.m. on January 28, 2011.  Action may be taken on the business to be transacted at the Special Annual Meeting on the date specified in the Notice of Special Annual Meeting or on any date or dates to which such Special Annual Meeting may be adjourned.

Revoking Your Proxy

A proxy given pursuant to this solicitation may be revoked at any time before it is voted.  Proxies may be revoked by:  (i) filing with Neil Koenig, Chief Financial Officer of the Company, in writing at 70 East 55th Street, New York, New York 10022 at or before the Special Annual Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to Company at or before the Special Annual Meeting; or (iii) attending the Special Annual Meeting and voting in person (although attendance at the Special Annual Meeting will not in and of itself constitute revocation of a proxy).

Record Date

Only stockholders of record at the close of business on December 22, 2010 are entitled to vote at the Special Annual Meeting.  Each stockholder will be entitled to cast one vote for each share of the Company’s Common Stock they own.  According to the Company’s records, there are 44,770,345 votes entitled to be cast at the Special Annual Meeting as of December 22, 2010.

Quorum and Required Vote

The holders of a majority of the outstanding voting power of the Common Stock of the Company, present in person or represented by proxy, will constitute a quorum for purposes of the Special Annual Meeting.  Proxies marked to “withhold” or abstain and broker non-votes will be counted for purposes of determining a quorum.

Under Delaware law, the affirmative vote of at least a majority of the issued and outstanding shares of the voting stock of the Company is necessary to approve the Reverse Stock Split and the amendments to the Charter.   A vote of a plurality of the shares actually cast thereon is required to elect each director.   Alan E. Casnoff, the Company’s President and Chief Executive Officer, and the Schedule 13E-3 Group, who together own approximately 27.2% of the shares of the Company’s Common Stock, have indicated that they will vote in favor of all three matters.

Stockholders holding shares of the Company in “street name” should review the information provided to them by their nominee (such as a broker or bank).  This information will describe the procedures to follow to instruct the nominee how to vote the street name shares and how to revoke previously given instructions.

Shares represented by valid proxies will be voted in the manner specified on the proxies.   If no direction is indicated, the proxy will be voted FOR the election of nominees for Director and FOR each of Proposal Numbers 2 and 3.  The form of proxy does not provide for abstentions with respect to the election of Directors; however, a stockholder present at the Special Annual Meeting may abstain with respect to such election.

On non-routine matters, such as the election of directors (Proposal 1), banks, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.”  Abstentions, votes against and broker non-votes for Proposals 2 and 3 will not be counted as votes cast in favor of or against a proposal, but will have the same effect as votes cast against a particular proposal.  The proposal to approve the Reverse Stock Split (Proposal 2) and the proposal to amend and restate the Charter (Proposal 3) are routine matters, meaning that nominees can vote shares in their discretion on behalf of a client if the client has not given them voting instructions. The Board urges you to complete, date and sign the enclosed proxy and to return it promptly in the enclosed postage prepaid envelope so that a quorum can be assured for the Special Annual Meeting and shares can be voted as you wish.

Appraisal Rights

Under the Delaware General Corporation Law, our Charter and our Bylaws, our stockholders are not entitled to appraisal rights.  We are not aware of any similar rights available under any applicable law, regulation, custom or contract to security holders who object to the transaction.

Costs/Source of Funds and Expenses

All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company.  In addition to solicitation of proxies by use of the mails, Directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview.

The Company may also retain a proxy solicitation firm to assist the Company in the solicitation of proxies in connection with the Special Annual Meeting.  The Company estimates that such a firm would cost $3,400 payable after the Special Annual Meeting.

Based on estimates of the record ownership of shares of our Common Stock,  the number of shares outstanding and other information as of December 22, 2010 and assuming that approximately 4 to 5 million shares are cashed out, we estimate that the total funds required to consummate the Reverse Stock Split will be at least $1,014,900, of which approximately $700,000 will be used to pay the consideration to stockholders entitled to receive cash for their shares of our Common Stock and $314,900 will be used to pay the costs of the Reverse Stock Split, as follows:

Purchase of Fractional Shares	$700,000
Additional accounting fees	20,000
Legal fees and expenses	125,000
ESBA Fairness Opinion	115,000
Mailing costs	17,500
Printing	34,000
Transfer Agent Fees	3,400
Total	$1,014,900

Recommendation of our Board of Directors

Our Board of Directors has unanimously determined that (i) the slate of Directors should be elected, (ii) the Reverse Stock Split is substantively and procedurally fair to, and in the best interests of, us and our unaffiliated stockholders, and (iii) the Charter should be amended to eliminate the Preferred Stock and reduce the amount of authorized Common Stock in order to save substantial annual franchise taxes otherwise payable to the State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” (i) THE ELECTION OF ALL THE DIRECTORS, (ii) AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE STOCK SPLIT, AND (iii) THE CHARTER AMENDMENT TO ELIMINATE THE COMPANY’S PREFERRED STOCK, REDUCE THE AMOUNT OF AUTHORIZED COMMON STOCK AND AMEND AND RESTATE THE COMPANY’S CERTIFICATE OF INCORPORATION IN ITS ENTIRETY.

If for any reason the Reverse Stock Split is not approved, the shares of our Common Stock will not be deregistered under the Exchange Act or no longer quoted by the OTCBB, unless and until such time as we are eligible to do so and our Board of Directors decides to do so.

According to a Schedule 13D (regarding owners of more than 5% of a company’s outstanding shares of Common Stock) filed with SEC, a group holds 27.2% of the Company’s shares of Common Stock.  Both Lawrence J. Cohen, who owns approximately 10.5% of our outstanding shares of Common Stock and Jay Chazanoff, who owns approximately 6.4% of the Common Stock, are part of that group. Messrs. Cohen and Chazanoff are affiliated with Pembroke Companies, Inc., which is a managing member of NPO Management LLC, the entity which is engaged to provide the Company with management services.  Because the entire group and Alan Casnoff, the President and Chief Executive Officer of the Company and owner of less than 1% of the Common Stock, are expected to vote in favor of all proposals under this Proxy Statement, the passage of the proposals is expected, though not assured.  We anticipate that few, if any, stockholders will actually attend the meeting in person.  While one or more of the Directors will be available at the meeting to answer stockholder questions, we do not intend to present additional information concerning the proposals at the Special Annual Meeting.  Even if you decide to attend the Special Annual Meeting in person, which you are free to do, we urge you to sign and date the enclosed Proxy and return it promptly to us in the enclosed envelope (which requires no additional postage if mailed in the United States).  Mailing in your Proxy to us will not affect your right to vote in person if you attend the Special Annual Meeting or to change your Proxy any time before the Special Annual Meeting.

Dividend Policy

The Company has not paid any cash dividends on shares of its Common Stock and has no present intention to declare or pay cash Common Stock dividends in the foreseeable future.  Future dividends, if any, will be determined by our Board of Directors.

OTHER MATTERS

Supplemental Financial Information

Ratio of Earnings to Fixed Charges

The following table contains the Company’s ratio of earnings to fixed charges for the nine months ended September 30, 2010 and for the years ended December 31, 2009 and 2008.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
Earnings	$2,348,000	$1,437,000	$1,530,000
Fixed Charges	$2,356,000	$4,038,000	$4,813,000
Ratio	1.00	0.36	0.32

Book Value Per Share

Our net book value per share as of September 30, 2010 was $0.60.

Available Information

Because the Reverse Stock Split will constitute a “going private” transaction, we have filed a Rule 13E-3 Transaction Statement on Schedule 13E-3 with respect to the Reverse Stock Split.  Certain affiliates and other stockholders, known herein as the Schedule 13E-3 Group, have also filed a Schedule 13E-3 pursuant to SEC Rules.  The Schedule 13E-3 and the amendments thereto contain additional information about the Schedule 13E-3 Group and the Reverse Stock Split.  The Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the three and nine month periods ending September 30, 2010 (our “Financial Statements”) are being mailed to stockholders along with this Proxy Statement.  Our Schedule 13E-3 and the Schedule 13E-3 Group’s Schedule 13E-3 will also be included with this Proxy Statement.  Copies of this Proxy Statement, our Financial Statements and our Schedule 13E-3 are available for inspection and copying at our executive offices during regular business hours by any of our stockholders, or representative of a stockholder who has been so designated in writing, or by request directed to DVL, Inc. 70 East 55th Street, New York, New York 10022, telephone number (212) 350-9900.  These documents are also available on the SEC’s website at http://www.sec.gov.

Where You Can Find More Information

As permitted by the SEC, this Proxy Statement omits certain information contained in the Schedule 13E-3.  The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above.  Statements contained in this Proxy Statement or in any document incorporated in this Proxy Statement by reference regarding the contents of any document are not necessarily complete and each of these statements is qualified in its entirety by reference to that document filed as an exhibit with the SEC.

We are currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and, therefore, we file annual, quarterly and periodic reports, proxy statements and other information with the SEC.  You may read and copy any document filed by us with the SEC at 100 F Street, NE, Washington, D.C. 20549 or may be accessed on the SEC website at www.sec.gov.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pemmil Transaction

We are obligated to Pemmil Funding, LLC under the terms of a Loan and Security Agreement.  Pemmil is an entity partially owned and controlled by Alan Casnoff, our President, Chief Executive Officer and a Director, Lawrence J. Cohen and Jay Chazanoff (Messrs. Cohen and Chazanoff are beneficial owners of greater than 5% of our common stock).  The Loan and Security Agreement was amended and restated effective December 31, 2009 to provide for a two year extension to December 31, 2011.  Pursuant to the terms of the amended Loan and Security Agreement, we are obligated to pay to Pemmil interest at a rate of 12% per annum, compounded monthly; provided, however, we may elect not to make any such interest payment when due, and such amount of unpaid monthly interest shall be added to principal.  We are required to prepay the loan (plus any accrued and unpaid interest) to the extent that we consummate certain capital transactions that result in net proceeds to us and if the Company terminates its relationships with NPO Management, LLC.  The obligations to Pemmil are secured by a subordinate pledge of our equity interest in S2 Holdings, Inc., a subsidiary of the Company, and a first priority lien on two wrap-around mortgages.  At September 30, 2010, the outstanding balance of principal and accrued interest due to Pemmil was $1.2 million.  We made payments to Pemmil on account of the loan of $75,000 during the nine months ended September 30, 2010, and $565,000 and $814,000 for the years ended December 31, 2009 and 2008, respectively.

We have retained NPO Management, LLC, which we refer to as NPO, and its affiliates to provide us with certain assets services, collection services and real estate brokerage services.  NPO is an affiliate of Mr. Cohen and Mr. Chazanoff.  The following table sets forth the fees paid by us to NPO and its affiliates for these services.

	2008	2009	2010 (through September 30)
Administrative Services	$774,000	$782,000	$594,000
Collection Services(1)	150,000	123,000	128,000
Brokerage Services(2)	107,000	25,000
____________________
(1)	Includes expense reimbursements

(2)	Includes co-brokerage fees

We believe that the rates being charged and the terms obtained are equal to or better than that which could be obtained in the market place.

During 2008, 2009 and 2010, we received fees and reimbursement of expenses from affiliates of NPO for providing administrative services, providing property management services and accounting services as follows:

	2008	2009	2010 (through September 30)
Administrative Fees	$14,000	$-	$
Property Management Fees	30,000	-
Accounting Fees	57,000	55,000		42,000
Reimbursement of Expenses	420,000	420,000		315,000

The Philadelphia, Pennsylvania, law firm of Zarwin, Baum, DeVito, Kaplan, Schaer and Toddy, P.C. of which Alan E. Casnoff, our President and Chief Executive Officer and a director, is of counsel, has acted as our counsel since November, 2004.  Legal fees for services rendered by Zarwin, Baum, DeVito Kaplan, Schaer and Toddy, P.C. to us during 2009 and 2010 did not exceed 5% of the revenues of such firm for its most recent fiscal year.

Director Independence

As of December 31, 2009, Messrs. Flicker and Akselrad are independent as the term is defined under Rule 121 of the American Stock Exchange.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Board has selected the firm of McGladrey & Pullen, LLP (“M&P”), independent auditors, as auditors of the Company for the next fiscal year.  The Company has been advised by such firm that neither it nor any partner or staff of the firm has any relationship with the Company or with any of its affiliates other than as independent accountants and auditors.

On November 2, 2009, the Company entered into an agreement with Real Estate Systems Implementation Group, LLC, which we refer to as RESIG, an affiliate of Imowitz Koenig & Co., LLP (“IKC”), our former independent certified public accountants, pursuant to which RESIG provides substantially all of our internal accounting, financial statement preparation and bookkeeping functions on an outsourced consulting basis.  The Company pays an annual fee to RESIG of $305,000.  IKC was paid fees of $49,000 during 2009 for tax preparation services.  A requirement of the consulting agreement was the appointment of Neil H. Koenig as our Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.  Mr. Koenig is a managing member of RESIG and a managing member of IKC.

Aggregate audit and related tax fees billed to us for the nine months ended September 30, 2010 represent fees billed by M&P for audit services and fees billed by IKC for tax services.

Aggregate audit and related tax fees billed to us for the year ended December 31, 2009 represent fees billed by M&P for the period from November 2, 2009 through December 31, 2009 and by IKC from January 1, 2009 to November 2, 2009.  Aggregate fees billed for us for the year ended December 31, 2008 represent fees billed by IKC as follows:

Type of Fee	Fiscal 2008	Fiscal 2009	Fiscal 2010 (through September 30)
Audit Fee	$167,000	$155,000	$33,000
Audit Related Fees	-	45,000	-
Tax Fees	33,000	49,000	35,000
Total	$200,000	$249,000	$68,000

Audit fees for the years ended December 31, 2009 and 2008 were for professional services rendered in connection with the audit of our consolidated financial statements.

Tax fees as of the years ended December 31, 2009 and 2008 were for services related to tax compliance, tax planning and strategies, and state and local tax advice.

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the terms of the engagement of M&P are subject to the specific pre-approval of the Audit Committee.  All audit and permitted non-audit services to be performed by M&P require pre-approval by the Audit Committee.  The procedures require all proposed engagements of M&P for services of any kind to be submitted for approval to the Audit Committee prior to the beginning of any services.  Our audit and tax services proposed for 2010 along with the proposed fees for such services were reviewed and approved by the Audit Committee.

A representative of M&P is expected to be present at the Special Annual Meeting, and will be available to respond to appropriate questions.

IMPORTANT NOTE:  Stockholders who hold shares of Common Stock in the name of one or more brokerage firms, banks or nominees can only vote their shares of Common Stock with respect to the election of Directors if such brokerage firms, banks or nominees give such stockholders a legal proxy to vote such shares of Common Stock or if such stockholders give such brokerage firms, banks or nominees specific instructions as to how to vote such stockholders’ Common Stock.  Accordingly, it is critical that stockholders who hold shares of Common Stock in the name of one or more brokerage firms, banks or nominees promptly contact the person responsible for such stockholders’ accounts and give specific instructions as to how such shares of Common Stock should be voted with respect to the election of Directors.

STOCKHOLDER PROPOSALS

The Special Annual Meeting of stockholders for the fiscal year ending December 31, 2011 is expected to be held in January 2012 (the “Next Annual Meeting”).  Pursuant to the proxy rules, all proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 70 E. 55th Street, New York, New York 10022, Attention:  Charles Carames, Corporate Secretary, no later than  September 30, 2011, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the 2011 Annual Meeting of Stockholders must notify the Company in writing of the information required by our amended and restated bylaws dealing with stockholder proposals.  The notice must be delivered to the Company’s Secretary not later than the close of business on November 24, 2011 nor earlier than October 23, 2011.  As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

INCORPORATION BY REFERENCE

We have incorporated herein by reference the following documents, which have been filed by us with the SEC under the Securities Exchange Act of 1934, as amended.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009; and

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

ADDITIONAL FINANCIAL INFORMATION

Stockholders desiring additional information about the Company and its operations should refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company's Quarterly report on Form 10-Q for the three- and nine-month periods ended September 30, 2010, copies of which were included in the materials mailed to stockholders along with this Proxy Statement.

Please relay any questions to the Company at (212) 350-9900 or contact your brokerage firm, bank or nominees.

By Order of the Board of Directors /s/ Charles Carames Charles Carames Secretary

December 27, 2010

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DVL, INC.

**************

DVL, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “Corporation”),

DOES HEREBY CERTIFY:

1.                             That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation, declaring said amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended by changing the paragraph thereof numbered “4” so as to read in full as follows:

4:             Capitalization.   The total number of shares of common stock which the Corporation is authorized to issue is twelve thousand (12,000), at a par value of $.01 per share (“Common Stock”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware this Restated Certificate of Incorporation of the Corporation, each 7,500 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”).  No fractional shares shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying $0.14 by the number of shares owned prior to the split.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”

2.        That thereafter, pursuant to resolution of the Corporation’s Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of The State of Delaware, as amended, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

3.        That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended.

IN WITNESS WHEREOF, said DVL, Inc. has caused this certificate to be to be signed this __________ day of                        , 2011.

DVL, INC. By: ___________________________ Name: Title:

A-1

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DVL, INC.

DVL, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.       That the Corporation was originally incorporated under the name Del-Val Credit Corporation, and the date of filing its original Certificate of Incorporation with the Secretary of State of the State of Delaware was March 28, 1977.

2.       The Certificate of Incorporation is hereby further amended by deleting Article ELEVENTH in its entirety.

3.       The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of DVL, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

4.       The amendments and the restatement of the Restated Certificate of Incorporation herein certified have been fully adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

5.       The effective time of the Restated Certificate of Incorporation and of the amendments herein certified shall be 5:00 pm EST on                    , 2011.

6.       The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DVL, INC.

1.       Name.  The name of this Corporation shall be DVL, INC.

2.      Registered Office.  The location of the Registered Office of this Corporation within this State is 2711 Centerville Road, Suite 400, in the City of Wilmington, in the County of New Castle, Delaware, 19808.   The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is:  CORPORATION SERVICE COMPANY.

3.      Purposes.  The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

4.         Capitalization.  The total number of shares of common stock which the Corporation is authorized to issue is twelve thousand (12,000) at a par value of $.01 per share (“Common Stock ”).

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of the State of Delaware this Restated Certificate of Incorporation of the Corporation, each 7,500 shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”).  No fractional shares shall be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying $0.14 by the number of shares owned prior to the split.  Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

5.       Directors and By-Laws.  In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, By-laws of the Corporation may be adopted, amended or repealed by the Board of Directors of the Corporation, provided that any By-laws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

6.       Voting by Ballot.  Elections of Directors need not be by ballot unless the By-Laws of the Corporation provide otherwise.

7.       Right to Amend Certificate of Incorporation.  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article 7.

8.        Business Combinations.   ( Capitalized and other relevant terms used herein are defined in Paragraph 8.3 of this Article 8.)

8. 1     Except as otherwise expressly provided in paragraph 8.2 of this Article

8.1.1                  any merger or consolidation of the Corporation or any subsidiary with or into any other person (or any Affiliate or Associate thereof) or any merger of any other person (or any Affiliate or Associate thereof) into the Corporation or any subsidiary;

8.1.2                  any sale, lease, exchange or other disposition (in one transaction or a series of transactions), whether or not in partial or complete liquidation, of all or any substantial part of the assets of the Corporation or any subsidiary to or with any other person or any Affiliate or Associate of such other person;

8.1.3                  any issuance or transfer by the Corporation or any subsidiary (in one transaction or a series of transactions) of any securities of the Corporation having voting power (whether generally or upon the happening of any contingency) having an aggregate Market Value in excess of $10,000,000 to any other person or any Affiliate or Associate of such other person in exchange for securities, cash or other property or a combination thereof;

8.1.4                  any adoption of a plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any other person or any Affiliate or Associate or such other person;

8.1.5                  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any subsidiary or any other transaction (whether or not with or into or otherwise involving any other person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock of the Corporation or any subsidiary which is directly or indirectly owned by any other Person or any Affiliate or Associate of any other person;

8.1.6                  any amendment to the By-Laws of the Corporation proposed by or on behalf of any other person or any Affiliate or Associate of such other person;

8.1.7                  any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses 8.1.1 through 8.1.6; or

8.1.8                  any series of transactions by any other person or any Affiliate or Associate of any other person that a majority of Disinterested Directors determine are related and that, taken together, would constitute a Business Combination shall, if in any such case, as of the record date for determination of stockholders entitled (by reason of this Article 8 or otherwise) to notice of and to vote on such transaction, such other person is a Control Person and all of the conditions of clauses 8.1.1 through 8.1.6 of this paragraph 8. 1 are not satisfied, require approval by the holders of at least 66.7% of such outstanding shares as are not beneficially owned by such Control Person.  Such vote shall be in addition to any other vote by the holders of any class of stock of the Corporation which may be required by the Certificate of Incorporation of the Corporation or applicable law.  The conditions of this paragraph 8. 1 (each of which shall apply to any Business Combination involving a Control Person notwithstanding that such Business Combination may not involve the receipt of any cash, securities or other property by the holders of Voting Stock of the Corporation other than by such Control Person and its Affiliates) are:

8.1.8.1                     Amount of Consideration.  The holders of Voting Stock of the Corporation (other than such Control Person and its Affiliates and Associates) shall receive an aggregate amount per share of (i)   cash and (ii)   consideration other than cash as calculated by the Market Value on the Valuation Date, not less than the Highest Per share Price.  It is intended that the requirements of this clause 8.1.8.1 shall be required to be met with respect to every class of outstanding Voting Stock, whether or not such Control Person has previously acquired any shares of a particular class of Voting Stock.

8.1.8.2                     Type of Consideration.  The consideration to be received in such Business Combination by the holders of Voting Stock of the Corporation (other than by such Control Person and its Affiliates) shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares of Voting Stock owned by such stockholder, be in cash or in the same form and of the same kind as the consideration paid theretofore by such Control Person or its Affiliates or Associates to acquire any such shares of Voting Stock then beneficially owned by it.  If such Control Person or its Affiliates or Associates have paid varying forms of consideration, the forms of consideration to be received by such stockholders in such Business Combination shall be either cash or the form used to acquire the largest number of shares of Voting Stock of the Corporation previously acquired by such Control Person and its Affiliates and Associates in the aggregate.

8.1.8.3                     Procedural Requirements.  After such other person has become a Control Person and prior to the consummation of such Business Combination:

(i)except as approved by a majority of the Disinterested (in respect of such Control Person) Directors, there shall have been no reduction in the annual rate of dividends paid on any Voting Stock of the Company (except as necessary to reflect any subdivision of such stock);

(ii)            except as approved by a majority of the Disinterested (in respect of such Control Person) Directors, there shall have been in increase in such annual rate of dividends as is necessary to reflect any reclassification (including any reverse Stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Voting Stock of the Corporation; and

(iii)            such other person shall not have become the beneficial owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which resulted in such person becoming a Control Person.

8.1.8.4                     Financial Advantages Denied.  After such other person has become a Control Person, none of such person and its Affiliates and Associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its subsidiaries, whether in anticipation of or in connection with a business Combination.

8.1.8.5                     Proxy.  A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination, whether or not such proxy or information statement is required by law to be furnished to such stockholders.  Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Disinterested Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Disinterested Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of the Voting Stock other than the relevant Control Person (such investment banking firm, to be selected by a majority of the Disinterested Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

8.1.8.6                     Disinterested Directors.  After such person has become a Control Person and prior to the consummation of such Business Combination, the Control Person shall have taken reasonable steps to insure that the Board of Directors of the Corporation includes at all times at least one Disinterested Director and such additional Disinterested Directors so that the number of Disinterested Directors shall bear the same ratio to all Directors as the number of outstanding shares of Voting Stock of the Corporation not beneficially owned from time to time by such Control Person and its Affiliates and Associates bears to all outstanding shares of Voting Stock at the time in question.

8.2     The provisions of paragraph 8. 1 of this Article 8 shall not apply to any Business Combination which shall have been approved by a majority of the Disinterested Directors of the Board of Directors of the Corporation.

8. 3     For purposes of this Article 8 :

8.3.1                  an “Affiliate” of a specified person is any person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

8.3.2                  an “Associate” of a specified person is (i)   any person of which such specified person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii)   any person that bears to the specified person the relationship described in clause (i), (iii)   any trust or estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, (iv)   any relative or spouse of specified person or any person described in cause (ii), or any relative of such spouse who has the same home as such specified person or such person described in clause (ii), or (v)   any other member or partner in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of any interest in the Corporation;

8.3.3                  any specified person shall be deemed to be the “beneficial owner” or to “beneficially own” any securities (i)   as to which such person or any Affiliate or Associate of such person has the right, along or with others, to direct the manner of exercise of the voting rights of such securities, whether or not such person or any Affiliate or Associate of such person has any interest in any income or distribution with respect to such securities, or (ii)   which such specified person or any of its Affiliates or Associates has the right to acquire immediately or at some future date pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (iii)   which are beneficially owned, within the meaning of clause (i) or (ii) hereof, by any other person with which such specified person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such securities;

8.3.4                  a “Business Combination” is any transaction described in clauses 8.1.1 through 8.1.8 of paragraph 8. 1 of this Article 8;

8.3.5                  a “Control Person” is any person (other than the Corporation or any subsidiary) who is, or at any time within the 36   month period preceding the record date for determination of stockholders entitled (by reason of this Article 8 or otherwise) to notice of and to vote on a Business Combination in which such person is the other person referred to in clauses 8.1.1 through 8.1.3 of paragraph 8. 1 of this Article 8 was, the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of Voting Stock of the Corporation, considered for this purpose as one class, although the term “Control Person” shall not include any pension, profit sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary or any trustee or fiduciary when acting in such capacity with respect to any such plan;

8.3.6                  a “Disinterested Director,” in respect of a Control Person, is a member of the Board of Directors of the Corporation who is not an Affiliate, Associate, representative or nominee of such Control Person and was a member of the Board of Directors prior to the time that such Control Person became a Control Person, and any successor of a Disinterested Director who is not an Affiliate, Associate, representative or nominee of such Control Person and is recommended to succeed the Disinterested Director by a majority of the Disinterested Directors (as to that Control Person) then on the Board of Directors;

8.3.7                  “Highest Per Share Price” means the highest of (i)   the highest per share price paid in order to acquire any shares of Voting Stock by or on behalf of the Control Person or any Affiliate or Associate thereof; (ii)   the highest Market Value per share of the Voting Stock during the thirty (30) day periods ending (A) the date of the first public announcement of a proposed Business Combination or (a) the date on which the specified person became a Control Person, whichever is higher; and (iii)   if applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.  For the purposes of this definition, (i)   the price deemed to have been paid by a Control Person for any shares of Voting Stock of which an Affiliate or Associate is the beneficial owner shall be the price which is the highest of (A) the price paid upon the acquisition thereof by the relevant Affiliate or Associates (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such acquisition) or (a) the Market Value of such Voting Stock on the day when the Control Person became a beneficial owner thereof, (ii)   in determining the Highest Price Per Share Price, all purchases by the Control Person shall be taken into account, regardless of whether the shares were purchased before or after the Control Person became a Control Person, (iii)   a person shall be deemed to have acquired a share of Voting Stock at the time such Person became the beneficial owner thereof, (iv)   the price per share shall include any brokerage commissions, transfer taxes, soliciting dealer fees or other value and (v)   appropriate adjustments shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of Voting Stock.

8.3.8                  “Market Value” at any date is:

8.3.9               In the case of stock, the closing sale price of a share of such stock on the principal United States securities exchange on which such Stock is listed on the last trading day immediately preceding such date on which actual sales thereof occurred on such exchange, or if such stock was not listed on any such exchange, the closing sale price or bid quotation for a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use on the last trading day immediately preceding such date on which such quotations were available, or if no such quotations were given or are available, the fair market value of such stock on such date as determined by a majority of the Disinterested Directors in good faith; and

8.3.10                       in the case of property other than cash or stock, the fair market value of such property on such date as determined by a majority of the Disinterested Directors in good faith.

8.3.11                       a “person” is any individual, corporation, partnership, limited partnership, joint venture, sole proprietorship or other legal entity;

8.3.12                       a “subsidiary” is any corporation of which a majority of the outstanding shares of capital stock having the power in all events to elect a majority of the directors of such corporation are at the time owned by the Corporation, or one or more of its subsidiaries, or by the Corporation and one or more of its subsidiaries;

8.3.13                       a “substantial part of the assets of the Corporation or any subsidiary” means assets owned directly or indirectly by the Corporation having a value of more than 15% of the total consolidated assets of the Corporation and its subsidiaries as of the end of the most recent fiscal year of the Corporation ended prior to the time of the transaction in respect of which such determination is made;

8.3.14                       “Valuation Date” with respect to the consideration to be received by holders of Voting Stock of the Corporation in a transaction to which paragraph 8.1 of this Article 8 applies is the date 3 days prior to the date of the proxy or information statement relating to such transaction referred to in clause 8.1.1 of paragraph 8.1;

8.3.15                       “Voting Stock” of the Corporation means the shares of capital stock of the Corporation entitled to vote generally in the election of the directors of the Corporation.

8.4     A majority of the Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 8, on the basis of information then known to them, whether any person is a Control Person and the date on which the specified person became a Control Person.  Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is a Control Person, a majority of the total number of directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article 8, and to determine on the basis of information then known to them all facts necessary to ascertain compliance with this Article 8, including, without limitation, (a) whether any person is or was, at any relevant time, the beneficial owner, directly or indirectly, of 10% or more of the Voting Stock, (b) whether any person is an Affiliate or an Associate of any person, (c) whether the assets which are subject to a transaction would constitute a substantial part of the assets of the Corporation or any subsidiary, (d) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any subsidiary has a Market Value in excess of $10,000,000, and (e) whether all of the applicable conditions set forth in clauses 8.1.1 through 8.1.6 of paragraph 8.1 have been met with respect to any Business Combination.  Any such determination pursuant to this paragraph (4) made in good faith shall be conclusive and binding for all purposes of this Article 8 on all parties.

8.5    For purposes of this Article 8, shares of capital stock of the Corporation subject to options, warrants or conversion rights held by any person or its Affiliates or Associates shall be deemed outstanding for the purpose of computing the percentage of outstanding shares of capital stock of the Corporation beneficially owned by such person (and any such Affiliate or Associate) but shall not be deemed outstanding for the purpose of computing the percentage of such shares beneficially owned by any other person.

8.6    Nothing contained in this Article 8 shall be construed to relieve any Control Person from any fiduciary obligation imposed by law.

8.7     Notwithstanding any other provisions of law or this Certificate of Incorporation or the By-Laws of the Corporation, this Article 8 shall not be altered, amended or repealed, nor may provisions inconsistent with this Article 8 be adopted, except by the affirmative vote of the holders of at least 66.7% of the outstanding shares of the Voting Stock of the Corporation (excluding Voting Stock beneficially owned by a Control Person), considered for this purpose as one class.

9.     Liability of Directors.  To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  No amendment to or repeal of this Article 9, and no amendment, repeal or termination of effectiveness of any law authorizing this Article 9 shall apply to or have any effect on the liability for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or termination of effectiveness.

10.   Indemnification.  Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors; administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable statutory or decisional laws as currently or hereafter in effect.  Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person or adopt provisions or policies pursuant to the By-laws of the Corporation or otherwise which provide for indemnification greater than or different from that provided in this Article 10.  Any amendment or repeal of this Article 10 shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

11.   Limited Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or (iv) for any transaction from which the director derived an improper personal benefit.  Any amendment or repeal of this Article 11 shall not adversely affect any right or protection, of a director of the Corporation existing immediately prior to such amendment or repeal.

IN WITNESS WHEREOF, the undersigned, being an authorized officer of the Corporation, does hereby execute this Restated Certificate of Incorporation this _____ day of _____________, 2011.

DVL, Inc. By: Name: Title:

EXHIBIT C

FAIRNESS OPINION OF

EXECUTIVE SOUNDING BOARD ADVISORS, INC.

Executive Sounding Board Associates Inc.	Management and Financial Consultants
1350 Broadway • Suite 702 • New York, NY 10018 • (212) 944-0750 • FAX: (212) 944-0753

October 15, 2010

Board of Directors
DVL, Inc.
70 East 55th Street
New York, New York 10022

To:   The Board of Directors.

We understand that DVL, Inc. (“DVL” or the “Company”) proposes to undertake a 1-for-7,500 reverse stock (“Reverse Split”) split of common stock, resulting in (i) the cash-out of all record holders of fewer than 7,500 shares of common stock, and (ii) a decrease in the number of shareholders of record to below 300 persons, which will permit the Company to deregister its common stock under the Securities Exchange Act of 1934, delist the Common Stock from trading on the Over-the-Counter Bulletin Board exchange and terminate the Company’s public reporting obligation with the Securities and Exchange Commission (the “Reverse Split.”)  As a result of the Reverse Split, shareholders holding less than 7,500 shares of the Company’s common stock will receive $0.14 in cash per share; shareholders holding more than 7,500 shares will receive the same cash consideration for any fractional shares that they hold after the effective time of the Reverse Split.

You have requested our opinion as to fairness, from a financial point of view, of the cash consideration to be received by the Shareholders of DVL pursuant to the Reverse Split.  Our opinion does not address the relative merits of the Reverse Split nor any other alternatives to the Reverse Split that might exist for the Company.

Executive Sounding Board Associates Inc. (“ESBA”) provides financial advisory, valuation and corporate restructuring services to a broad range of clients.  Among these have included boards of directors of public and private companies, special committees of boards of directors, substantial shareholders, lenders, and private equity firms.  Among the industry sectors with which ESBA has had experience are commercial finance, mortgage banking, leasing, and numerous others.

In arriving at our opinion, our efforts included:

a)	Reviewing a draft of the preliminary proposal for the Reverse Split, as described in a draft of DVL’s proxy statement.

b)
Reviewing the Company’s Quarterly Reports on Form 10-Q for the six months and three months ended June 30, 2010 and March 31,2010, respectively, and its Annual Reports on Form 10-K for the years ended December 31, 2009, 2008, and 2007.

C-1

c)	Reviewing DVL’s financial projections for the period July 1, 2010-December 31, 2010 and 2011-2015.

d)	Developing macro-level knowledge of developments within DVL’s industry and business operations.

e)	Discussing with members of the senior management of DVL the Company’s business, operating results, financial condition, and prospects.

f)	Comparing stock prices, operating results and financial condition of certain publicly-traded companies with similar businesses (e.g., commercial finance, mortgage REITS, and structured settlements).

g)	Comparing premiums or discounts to recent share prices for certain reverse stock splits.

h)	Analyzing DVL’s stock price and volume trading history; and

i)	Reviewing certain other information and performing other analysis that ESBA deemed appropriate.

In arriving at our opinion, we assumed that all information publicly available to us or furnished to us by the Company was accurate and complete. We are not aware of any facts or circumstances that would make such information inaccurate or misleading, but we have not independently verified and do not assume any responsibility or liability for such information.  With respect to the forecasts furnished to us by the Company, we assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of DVL’s management as to the future results of operations and financial condition of the Company. We conducted only a limited physical inspection of DVL’s facilities and did not appraise any of the assets of the Company. We have assumed that the Reverse Split will be completed as described in the proxy material, and have also assumed that all governmental, regulatory or other consents required to consummate the Reverse Split will be obtained without any material restrictions imposed on the Company.  Our opinion is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

We have been engaged by the Board of Directors to render our opinion which is for the information and use of the Board of Directors of DVL in its evaluation of the Reverse Split and is not intended for any other purpose; however, our opinion may be included in its entirety in the proxy statement required to be filed by DVL in connection with the Reverse Split.  Our opinion does not constitute a recommendation to DVL stockholders as to how they should vote with respect to the Reverse Split.

Based upon and subject to the foregoing, we are of the opinion as of the date of this letter, the proposed price per share to be paid to shareholders in connection with the Reverse Split of $0.14 is fair, from a financial point of view, to the shareholders.

We acted as the financial advisor to DVL’s Board of Directors in connection with the Reverse Split. The Company will pay us a fee for our services, a portion of which has already been paid to us and the remainder is payable upon delivery of this opinion.  The Company has also agreed to indemnify us for certain liabilities relating to or arising from this opinion.

Very truly yours,

EXECUTIVE SOUNDING BOARD ASSOCIATES, INC.

James Fox
Managing Director

C-2

DVL, INC. 70 E. 55TH ST. 7TH FLR. NEW YORK, NY 10022
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M28800-S74623 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DVL, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	Election of Directors Nominees
1) Alan E. Casnoff 2) Ira Akselrad 3) Gary Flicker
The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain
2.	The amendment of DVL's Certificate of Incorporation to effect 1-for-7,500 reverse stock split of DVL's Common Stock	☐	☐	☐

3.	The amendment of DVL's Restated Certificate of Incorporation to eliminate all authorized preferred stock, reduce the authorized common stock and to Restate the Certificate of Incorporation as Amended	☐	☐	☐

4.
In their discretion, the proxies are authorized to vote upon such other matters, about which the Company did not have notice of a reasonable time before the mailing of this Proxy Statement, as may properly come before the meeting or any adjournment or postponements thereof, hereby

NOTE: This Proxy may be revoked at any time before it is voted by: (i) filing with the Company's Corporate Secretary at or before the Special Annual Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the  Company's Corporate Secretary at or before the Special Annual Meeting; or (iii) voting at the Special Annual Meeting in person, either directly or by means of a duly appointed proxy (attendance at the Special Annual Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect. The below signed person acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Special Annual Meeting and a Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M28801-S74623

Revocable Proxy
DVL, INC.
Special Meeting of Shareholders
This proxy is solicited by the Board of Directors

70 East 55th Street
New York, NY 10022

The undersigned hereby appoints Alan E. Casnoff, Ira Akselrad and Gary Flicker, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of DVL, Inc. (" DVL" or the "Company") which the undersigned is entitled to vote at the Special Annual Meeting of Stockholders (the "Special Annual Meeting") of the Company to be held in the Justice Owen J. Roberts Conference Room at the law offices of Montgomery, McCracken, Walker & Rhoads, LLP, 123 South Broad Street, Philadelphia, PA 19109, on January 28, 2011 at 10:30 a.m. local time, and at any and all adjournments and postponements thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTOR NOMINEES AND FOR THE APPROVAL OF THE INDICATED AMENDMENTS TO DVL'S CERTIFICATE OF INCORPORATION TO (i) EFFECT A REVERSE STOCK SPLIT, AND (ii) AMEND AND RESTATE THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE ALL AUTHORIZED PREFERRED STOCK, REDUCE THE NUMBER OF AUTHORIZED COMMON STOCK AND TO OTHERWISE INTEGRATE ALL OF THE PROVISIONS OF ITS CERTIFICATE OF INCORPORATION WHICH ARE THEN IN EFFECT AND OPERATIVE AS A RESULT OF THERE HAVING BEEN NUMEROUS AMENDMENTS PREVIOUSLY FILED. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL ANNUAL MEETING, ABOUT WHICH NOTICE WAS NOT RECEIVED BY THE COMPANY A REASONABLE TIME BEFORE THE MAILING OF THIS PROXY STATEMENT, THIS PROXY WILL BE VOTED BY THE DESIGNATED PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL ANNUAL MEETING.

Continued and to be signed on reverse side